As filed with the Securities and Exchange Commission on March 3, 2008
File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARKET STREET ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1823272
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1370 Avenue of the Americas, 28th Floor
New York, New York 10019
(212) 445-7800
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Jason N. Ader, Chairman, Chief Executive Officer and President
c/o Hayground Cove Asset Management LLC
1370 Avenue of the Americas, 28th Floor
New York, New York 10019
(212) 445-7800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Jeffrey A. Horwitz, Esq. Julie M. Allen, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 (212) 969-3000	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
                                  (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount Being	Offering Price	Aggregate	Registration
Securities to Be Registered	Registered	Per Security(1)	Offering Price(1)	Fee
Units, each consisting of one share of common stock, $.0001 par value, and one warrant(2)	40,250,000 units	$10.00	$402,500,000	$15,818.25
Shares of common stock included as part of the units(2)	40,250,000 shares	—	—	—(3)
Warrants included as part of the units(2)	40,250,000 warrants	—	—	—(3)
Total			$402,500,000	$15,818.25

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 5,250,000 units, and 5,250,000 shares of common stock and 5,250,000 warrants, underlying such units, which may be issued on exercise of a 30-day option granted to the underwriter to cover over-allotments, if any.

(3)	No fee due pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2008

PRELIMINARY PROSPECTUS

$350,000,000

Market Street Acquisition Corp.

35,000,000 Units

Market Street Acquisition Corp. is a recently formed blank check company organized for the purpose of acquiring, through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination, one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of:

•	one share of our common stock; and

•	one warrant.

If we are unable to consummate a business combination by          , 2010 [24 months from the consummation of this offering], but have entered into a definitive agreement with respect to a business combination, we may seek stockholder approval to extend the period of time to consummate a business combination by up to an additional six months to          , 2010 [30 months from the consummation of this offering], as described in this prospectus.

In order to extend the period of time to up to          , 2010 [30 months from the consummation of this offering], (i) holders of a majority of our then outstanding shares of common stock must approve the extension and (ii) conversion rights must be exercised with respect to less than 40% of the shares sold in this offering, each as described in this prospectus. If we fail to sign a definitive agreement by          , 2010 [24 months from the consummation of this offering] or if we fail to consummate a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination and          , 2009 [one year from the consummation of this offering], and will expire on          , 2013 [five years from the consummation of this offering], or earlier upon redemption.

We have granted the underwriter a 30-day option to purchase up to 5,250,000 additional units solely to cover over-allotments, if any (over and above the 35,000,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

Hayground Cove Asset Management LLC, our sponsor, has agreed to purchase 9,700,000 warrants at a price of $1.00 per warrant in an insider private placement that will occur immediately prior to this offering. The proceeds from the sale of the insider warrants will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to consummate a business combination. These insider warrants will be substantially similar to the warrants included in the units sold in this offering. The insider warrant holder has agreed not to transfer, assign or sell any of the insider warrants (including the common stock to be issued upon exercise of the insider warrants) until we consummate a business combination, other than transfers to various funds under our sponsor’s management, distributions to investors in such funds and transfers to employees of our sponsor.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange under the symbol “          .U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “          ” and “          .W”, respectively. We cannot assure you that our securities will be listed or continue to be listed on the American Stock Exchange.

Investing in our securities involves risk. See “Risk Factors” beginning on page 25 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities, including, but not limited to, the fact that investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$10.00	$350,000,000
Underwriting discounts and commissions(1)	$0.70	$24,500,000
Proceeds, before expenses, to us	$9.30	$325,500,000

(1)	Includes deferred underwriting discounts and commissions of 3% of the gross proceeds, or $0.30 per unit, payable to the underwriter only upon consummation of a business combination.

Of the net proceeds from this offering and the insider private placement of the insider warrants that are described in this prospectus and which were financed from the insider warrant holder’s funds, $344,650,000 ($9.85 per unit) will be deposited into a trust account (of which $10,500,000 or $0.30 per unit is attributable to the underwriter’s discounts and commissions) at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred fees. All of the funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation, except to satisfy stockholder conversion rights. In accordance with our certificate of incorporation and Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders the amount, subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our sponsor, in our trust account (including any accrued interest thereon) plus any remaining net assets if we do not effect a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension).

We are offering the units for sale on a firm-commitment basis. Bear, Stearns & Co. Inc. expects to deliver our securities to investors in this offering on or about          , 2008.

Bear, Stearns & Co. Inc.

The date of this prospectus is          , 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” refer to Market Street Acquisition Corp.;

•	references to our “founding stockholders” refer to our sponsor and certain of our officers and directors and other persons who beneficially own, as of the date of this prospectus, shares of common stock (referred to herein as the founder shares);

•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriter will not exercise the over-allotment option;

•	references to our “insider warrants” refer to the 9,700,000 warrants to be purchased by our insider warrant holder in an insider private placement that will occur immediately prior to this offering at the price of $1.00 per warrant;

•	references to our “insider warrant holder” refer to our sponsor, the holder of our insider warrants;

•	references to “business combination” mean our initial acquisition of one or more properties or assets or control of one or more operating businesses with a fair market value of at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of the acquisition through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination;

•	references to “public stockholders” refer to holders of common stock sold as part of the units in this offering, including common stock issued upon the exercise of warrants sold as part of the units in this offering, or in the public market, including any founding stockholders to the extent that they purchase or acquire such shares of common stock;

•	references to our “sponsor” or “Hayground Cove” refer to Hayground Cove Asset Management LLC for itself and in respect of the funds and accounts it manages; and

•	references to our “officers” refer to the executive officers and non-executive officers of Market Street Acquisition Corp.

Our founding stockholders currently hold an aggregate of 10,062,500 founder shares that, after giving effect to this offering and the full exercise of the underwriter’s over-allotment option, would equal 20% of our aggregate issued and outstanding common stock. We will redeem up to an aggregate of 1,312,500 founder shares at a purchase price of $0.001 per share (the purchase price originally paid by our founders) in the event that the underwriter does not fully exercise the over-allotment option immediately after the expiration of the underwriter’s over-allotment option. We will redeem founder shares only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of our aggregate amount of issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option. Unless otherwise indicated, references to shares outstanding before this offering or shares to be outstanding immediately after this offering refer to our shares of common stock outstanding after giving effect to the redemption of 1,312,500 founder shares from our founding stockholders on a pro rata basis in the event that the underwriter does not exercise the over-allotment option.

You should consider our definition of “business combination” in your investment decisions in connection with this offering and ultimately in connection with the approval of a business combination. We will make an initial investment in an operating business with a fair market value of at least 80% of the amount held in trust. Under our definition of business combination, the acquisition may be consummated through a merger, capital exchange, asset acquisition or other similar business combination. We will have the flexibility to acquire less than 100% of the target enterprise but in no event will we acquire less than a controlling interest in the target enterprise. In the event we acquire less than 100% of an acquisition candidate, the 80% of amount held in trust requirement will be based on the fair market value of the acquired majority interest. In evaluating a prospective acquisition target, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements and return on investment;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the particular consumer products and services segment and related industries;

•	stage of development of the products, processes or services;

•	breadth of products and/or services offered;

•	degree of current or potential market acceptance of the products and/or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

Overview

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination, one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry, which relates to the commercial delivery of products and services directly to the consumer in both the United States and the international marketplace. We refer to this acquisition as our “initial business combination.” Specifically, we are primarily focused on acquiring a company that offers a branded consumer product or service that we could expand globally. Targeted sectors include, but are not limited to, branded consumer products and services, hospitality, entertainment, health, beauty, wellness, apparel, retail, marketing, restaurants and beverages. See “— Conflicts” and “Proposed Business — Effecting a Business Combination — Sources of acquisition target” for a discussion of the prospective acquisition targets of Global Consumer Acquisition Corp., a blank check company formed in 2007 by our sponsor to acquire businesses in the global consumer products and services industry. We expect to evaluate target businesses in various sectors that may provide significant opportunities for growth and value creation. Our efforts in identifying a prospective acquisition target will not be limited to a particular geographic location. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally.

We do not have any initial business combination under consideration or contemplation. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted or been contacted by, any potential acquisition target or had any discussions, formal or otherwise, with respect to such a transaction.

We will have until          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension) to consummate a business combination. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our Amended and Restated Certificate of

Incorporation, we will liquidate our trust account and any other assets to our public stockholders. While we may seek to effect business transactions with more than one acquisition target, our business combination must be with an acquisition target (or targets) whose fair market value is at least equal to 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition. Consequently, initially we may have the ability to consummate only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Our business combination may be an acquisition of a majority ownership interest in an acquisition candidate. In such a case, the minority ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With such an acquisition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on holders of the minority ownership interest and to negotiate stockholder agreements and similar agreements. Moreover, the subsequent management and control of such a business will entail risks associated with multiple owners and decision-makers. We may further seek to acquire an acquisition target that has a fair market value significantly in excess of 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount). In order to do so, we may seek to raise additional funds through an offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law or by regulation of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law or a regulation of the American Stock Exchange, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company through a transaction in which the fair market value is greater than 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Business Strategy

We believe we can benefit from the expertise of the members of our management team in investing in and managing operating companies and that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•	An Established Business With A Proven Operating Track Record. We will seek established businesses with records of strong financial performance and sound operating results, or ones that our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

•	Strong Industry Position. We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

•	Ability For Us To Add Value. We will seek a target where our management team has identified opportunities to improve the operating business through the implementation of operational, growth and management strategies.

Established Deal Sourcing Network

We believe that the extensive contacts and relationships of our executive officers and directors who average more than           years of experience finding and executing business, investment and acquisition transactions will enable us to source, evaluate and execute initial business combination opportunities successfully. Our executive officers and directors have strong reputations in the marketplace and long-term relationships with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in the global consumer products and services industry, and with other boards in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys and accountants, among others. While the past successes of our executive officers and directors do not guarantee that we will successfully identify and consummate an initial business combination, they will play an important role in assisting us in finding potential targets and negotiating an agreement for our initial business combination.

Our Sponsor and Management

Our sponsor, Hayground Cove Asset Management LLC, is a New York-based investment management firm with approximately $           of assets across funds and managed accounts under management as of March 31, 2008. Jason N. Ader, the Chairman of our board of directors, Chief Executive Officer and President, founded and serves as the President and Chief Executive Officer of Hayground Cove, Chairman of Hayground Cove’s Investment Committee and Co-Chairman of Hayground Cove’s Risk Committee. Since 2007, Mr. Ader has also served as Chairman of the Board of Global Consumer Acquisition Corp., a blank check company formed to acquire businesses in the global consumer products and services industry. Since 2006, Mr. Ader has served as Chairman of the Board of India Hospitality Corp., a blank-check company formed to acquire Indian businesses or assets in the hospitality, leisure, tourism, travel and related industries. In July 2007, India Hospitality Corp. successfully completed its acquisition of related flight catering, restaurant and hotel businesses in India.

Effective upon consummation of this offering, we will form an investment committee to advise and consult with our management team with respect to our investment policies, financing and leveraging strategies and investment guidelines. The initial members of the investment committee will be Jason N. Ader, the Chairman of our Board of Directors, Chief Executive Officer and President, who will serve as the initial chairman of the committee and          , a member of our board of directors. See “Management — Investment Committee.”

Our sponsor has agreed to provide us the services of professionals employed by or affiliated with Hayground Cove in connection with our search for target businesses pursuant to a services agreement. Our sponsor will assist us in identifying and acquiring a target business to promote the timely consummation of a business combination. For a broader description of the services to be provided by our sponsor, see the summary of the services agreement under the caption “Certain Relationships and Related Transactions.” Mr. Ader will lead the acquisition process and draw upon our sponsor’s extensive investment experience for support. We believe that our ability to leverage the experience of our sponsor’s team will provide us an advantage in sourcing and closing a business combination. In seeking a business combination, we will not consider business opportunities that were presented to our sponsor or its employees or opportunities that our sponsor or its employees have become aware of prior to the consummation of the offering. See “Management — Services by Our Sponsor Team” “Proposed Business — Effecting a Business Combination — Sources of acquisition target” and “Certain Relationships and Related Transactions — Services Agreement with Hayground Cove.”

After a business combination, we expect that primary management functions will be retained by members of the management team of the acquisition candidate. In addition, some or all of our directors may remain on our board after the business combination; however, the composition of the board after a business combination will also be contingent upon our negotiations and agreement with specific acquisition candidates.

Conflicts

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable acquisition target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business opportunity presented to them are appropriate and in our stockholders’ best interest. However, we will not pursue an acquisition of an affiliate of our sponsor or of any of our officers or directors, including portfolio companies and other investments or interests held by our sponsor, officers and directors.

Two of our executive officers, one of whom is a director, Jason N. Ader, the Chairman of our Board of Directors, Chief Executive Officer and President, and Andrew Nelson, our Chief Financial Officer, are also executive officers and/or directors of Global Consumer Acquisition Corp., a blank check company formed by our sponsor in 2007 to acquire businesses in the global consumer products and services industry. Global Consumer Acquisition Corp. has not yet entered into a definitive agreement for a business combination. Conflicts of interest may arise in connection with either of Mr. Ader’s or Mr. Nelson’s determination as to which of their respective affiliates, including Global Consumer Acquisition Corp., to offer any business opportunity that is presented to them. Accordingly, any such opportunity may not be presented to our company. Our Amended and Restated Certificate of Incorporation provides that Mr. Ader and Mr. Nelson have no obligation to offer us an opportunity to participate in any such business opportunity even if that opportunity is one that we might reasonably have pursued. Further, our Amended and Restated Certificate of Incorporation provides that neither Mr. Ader nor Mr. Nelson, nor their respective affiliates, will be liable to us or our stockholders for breach of any duty by reason of any such activities unless such business opportunity is expressly offered to either of Mr. Ader or Mr. Nelson in writing solely in his capacity as an officer or director, as applicable, of our company. Stockholders will be deemed to have notice of and consented to this provision of our Amended and Restated Certificate of Incorporation. See “Management — Conflicts of Interest” for further discussion of such conflicts.

Our principal executive offices are located at 1370 Avenue of the Americas, 28th Floor, New York, New York 10019 and our telephone number is (212) 445-7800.

The Offering

Our founding stockholders currently hold an aggregate of 10,062,500 founder shares which, after giving effect to this offering and the full exercise of the underwriter’s over-allotment option, would equal 20% of our aggregate issued and outstanding common stock. We will redeem up to an aggregate of 1,312,500 founder shares in the event that the underwriter does not fully exercise the over-allotment option. We will redeem founder shares only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of our aggregate amount of issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option. For purposes of this summary, we assume that the underwriter will not exercise the over-allotment option and therefore present the amount of shares outstanding after giving effect to the redemption of 1,312,500 founder shares.

Securities offered	35,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our (i) having filed a Current Report on Form 8-K containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) having issued a press release announcing when such separate trading will begin.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	8,750,000 shares

Number to be outstanding after this offering	43,750,000 shares

Warrants:

Number outstanding before this offering and insider private placement	0 warrants

Number to be outstanding after this offering and insider private placement	44,700,000 warrants (including 9,700,000 insider warrants to be sold to the insider warrant holder in an insider private placement immediately prior to this offering)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

Exercise period	The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of the completion of a business combination and , 2009 [one year from the consummation of this offering].

The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the consummation of this offering] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants, excluding the insider warrants:

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, we may not redeem the public warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption. As described below, insider warrants are non-redeemable as long as the insider warrant holder or its permitted transferees hold them.

The underwriter has no right to consent before we can exercise our redemption right.

Founder shares	On February 27, 2008, our founding stockholders purchased an aggregate of 10,062,500 shares of our common stock for an aggregate purchase price of $10,063 in a private placement. The founder shares were purchased separately and not in combination with warrants in the form of units. We will redeem up to an aggregate of 1,312,500 founder shares in the event that the underwriter does not fully exercise the over-allotment option. We will redeem founder shares at $0.001 per share to ensure that the amount of issued and outstanding founder shares will equal 20% of our aggregate amount of issued and outstanding common stock whether the underwriter exercises the over-allotment option in full, in part or not at all. The redemption, if applicable, would take place immediately after the expiration of the underwriter’s over-allotment option.

Our sponsor will hold its founder shares through funds and accounts it manages, including Hayground Cove Institutional Partners LP, Hayground Cove Overseas Partners Ltd., Hayground Cove Turbo Fund LP, Hayground Cove Turbo Fund Ltd., Hayground Cove Low Beta Fund LP, Hayground Cove Low Beta Fund Ltd. and Atlas Master Fund Ltd..

The founder shares are identical to the shares of common stock contained in the units being sold in this offering, except that (i) all of the founder shares will be subject to a lock-up agreement with our underwriter and will not be transferable before 180 days after the consummation of a business combination, subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes or, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and

(c) transfers of founder shares to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement), and (ii) the founder shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed in connection with the insider private placement described below or otherwise in compliance with securities laws. Any transfers of founder shares amongst funds and accounts of our sponsor during the lock-up period will take place monthly contingent upon the capital movements of the funds and accounts. The transfers will be structured as purchases and sales for the respective funds and accounts.

Insider private placement	Our sponsor has agreed to purchase 9,700,000 insider warrants immediately prior to the consummation of this offering at the price of $1.00 per warrant. Our sponsor will hold its insider warrants through funds and accounts it manages, including Hayground Cove Institutional Partners LP, Hayground Cove Overseas Partners Ltd., Hayground Cove Turbo Fund LP, Hayground Cove Turbo Fund Ltd., Hayground Cove Low Beta Fund LP, Hayground Cove Low Beta Fund Ltd. and Atlas Master Fund Ltd. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not consummate one or more business combinations that meet the criteria described in this prospectus by , 2010 [24 months from the consummation of this offering] (or up to , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension) after the date of this prospectus, then the $9,700,000 purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See “Proposed Business — Effecting a Business Combination — Liquidation if no Business Combination” below.

The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in this offering, except that (i) such insider warrants will be subject to a lock-up agreement with our underwriter and will not be transferable before the consummation of a business combination, subject to certain limited exceptions (such as, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and (c) transfers of insider warrants to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement, or in the case of an individual subject to the lock-up agreement, transfers to relatives and trusts for estate planning purposes), (ii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed in connection with the insider private placement or otherwise in compliance with securities laws, (iii) the shares underlying the insider warrants will be non-redeemable so long as the insider warrant holder or its permitted transferees hold them and (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and by means of a cashless exercise. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law, or transfers described above. Any transfers of insider warrants amongst funds and accounts of our sponsor during the lock-up period will take place monthly contingent upon the capital movements of the funds and accounts. The transfers will be structured as purchases and sales for the respective funds and accounts.

If the insider warrant holder acquires warrants or units for its own account in this offering and in the open market after this offering, either through a purchase of warrants or a purchase of units, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the insider warrant holder could potentially realize a larger gain on exercise or sale of its insider warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the insider warrants non-redeemable in order to provide the insider warrant holder a potentially longer exercise period for its insider warrants because they will bear a higher risk than that of public warrant holders due to the fact the insider warrants are subject to transfer restrictions and to a longer holding period than that of the public warrant holders, and also to loss of investment upon liquidation, as described in the preceding paragraph. If our stock price declines in periods subsequent to a warrant redemption and the insider warrant holder continues to hold the insider warrants, the value of those insider warrants still held by the insider warrant holder may also decline.

American Stock Exchange listing	We intend to apply to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the AMEX Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.

AMEX symbols for our:

Units	“ .U”

Common stock	“ ”

Warrants	“ .W”

Offering proceeds to be held in trust	Of the proceeds of this offering, $344,650,000 ($9.85 per unit), which includes the underwriter’s deferred compensation of $10,500,000 ($0.30 per unit), plus the proceeds from our insider private placement of insider warrants of $9,700,000 ($0.28 per unit), will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the effective date of the registration statement of which this prospectus forms a part. We believe that the deferment of a portion of the underwriter’s discount along with the placement of such deferred compensation and the proceeds from the insider private placement in a trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing an initial business combination. The proceeds held in a trust will not be released until the earlier of the completion of our business combination (with an acquisition target or targets) whose fair market value is at least equal to 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition (or acquisitions) or liquidation of the company, except to satisfy stockholder conversion rights. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business combination and the negotiation of an agreement to acquire a target business; provided, however, that to the extent the trust account earns interest or we are deemed to have earned income therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto, or any franchise tax obligations, and to seek disbursements of net interest income up to an aggregate of $4,900,000, for working capital purposes. In addition, amounts in the trust account may be used to satisfy the exercise of stockholder conversion rights in connection with an extension of our corporate existence to up to , 2010 [30 months from the consummation of this offering] as described below. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000 after the payment of the expenses relating to this offering plus up to $4,900,000 of net interest income permitted to be disbursed from the trust account). The underwriter has agreed to defer $10,500,000 of its underwriting discount, equal to 3% of the gross proceeds of the 35,000,000 units being offered to the public, until the consummation of a business combination.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination	We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state or federal law or AMEX regulations. Public stockholders may vote against a business combination and exercise their conversion rights described below. In connection with the vote required for our business combination and the amendment to our Amended and Restated Certificate of Incorporation providing for our perpetual existence, our founding stockholders have agreed, and their permitted transferees will agree, to vote their founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In connection with any securities purchased by our founding stockholders in this offering and in the open market after this offering, our founding stockholders have agreed to vote such shares of common stock in favor of a business combination and the amendment to our Amended and Restated Certificate of Incorporation providing for our perpetual existence.

We will proceed with a business combination only if the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve a business combination). We intend to structure any potential business combination such that, if up to 39.99% of our public stockholders exercised their conversion rights, the business combination could still go forward. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below. Our threshold for conversion rights has been established at 40% and will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 40% threshold entails certain risks described under the headings, “Risk Factors — Unlike most other blank check offerings, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination, or extend the time period within which we must consummate a business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “— Unlike most other blank check offerings, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Opportunity for stockholder approval of business combination.”

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained (although non-votes will have no effect on the approval of either the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence or the six-month extension of the time to consummate a business combination).

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Possible extension of time to consummate a business combination to up to , 2010 [30 months from the consummation of this offering]	Unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination by , 2010 [24 months from the consummation of this offering] (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may seek up to a six-month extension to , 2010 [30 months from the consummation of this offering] to consummate a business combination by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval to amend our Amended and Restated Certificate of Incorporation to give effect to such extension. Approval of any extension will require the affirmative vote of the holders of a majority of our outstanding shares of common stock at the special (or annual) meeting called for the purpose of approving such extension.

In connection with the vote required for any such extension, our founding stockholders have agreed, and their permitted transferees will agree, to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, the founding stockholders have agreed to vote any shares of common stock purchased in this offering and in the open market after this offering in favor of the extension. If we enter into a definitive agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). However, we will not effect the extension if 40% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot consummate a business combination within the original 24-month period to be set forth in our Amended and Restated Certificate of Incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to consummate the business combination. We will still be required to seek stockholder approval before completing our business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable state or federal law or AMEX regulations. As a result of an approval of the extended period, we may be able to hold the funds in the trust account until , 2010 [30 months from the consummation of this offering].

A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to , 2010 [30 months from the consummation of this offering] we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject a business combination or an extension of the time period within which we must consummate a business combination	Each public stockholder voting against a business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including both interest earned on the trust account and the deferred underwriting discount (net of taxes payable and interest of up to $4,900,000 disbursed to us for working capital purposes), if the business combination is approved and consummated. In addition, any stockholders voting against the proposed extension of the time period within which we must consummate a business combination will be eligible to convert their shares into a pro rata share of the trust account, including both interest earned on the trust account and the deferred underwriting discount (net of taxes payable and interest of up $4,900,000 disbursed to use for working capital purposes) if we effect the extension. If either a business combination or the time period within which we must consummate a business combination is approved, stockholders that vote against the business combination or the extension and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $10,500,000 ($0.30 per unit) of deferred underwriting discount held in the trust account. Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the business combination or the extension; each stockholder must also affirmatively exercise its conversion rights in order to receive its pro rata share of the trust account. However, if public stockholders of 40% or more in interest of our shares of common stock vote against the business combination or the extension and elect to convert their shares of common stock, we will not proceed with such business combination or extension.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote required to approve an extension of the time period within which we must consummate our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on an extension of the time period within which we must consummate our business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then-current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Founding stockholders are not entitled to convert any of their founder shares (and the shares of common stock underlying any insider warrants acquired by our sponsor immediately prior to this offering) or shares of common stock acquired in this offering or after this offering in the open market into a pro rata share of the trust account. However, founding stockholders who acquire shares of common stock or warrants in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares upon the liquidation of the trust account in the event we do not consummate a business combination within the required time period. The founding stockholders will waive their right to receive any share of the trust account upon such liquidation of the trust account with respect to their founder shares and the shares of common stock underlying any insider warrants acquired by our sponsor immediately prior to this offering.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or an extension of the time period within which we must consummate a business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or the extension, the business combination is approved and consummated or the extension is approved, the stockholder holds its shares through the consummation of the business combination or the date of the approval of the extension and the stockholder follows the specific procedures for conversion set forth in the proxy statement.

If the business combination is not approved or consummated for any reason or the extension is not approved, then public stockholders voting against the business combination or the extension who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholders.

We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder’s election to convert and physical or electronic delivery of its stock certificate.

Conditions to consummating our initial business combination	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing the underwriter’s deferred compensation) at the time of such business combination.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination, holders of a majority of our outstanding shares of common stock approve the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence and public stockholders owning 40% or more of the shares sold in this offering do not exercise their conversion rights described above. Our founding stockholders have agreed, and their permitted transferees will agree, to vote their founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. The requirement that we not consummate our initial business combination if public stockholders owning 40% or more of the shares sold in this offering exercise their conversion rights is set forth in Article Sixth of our Amended and Restated Certificate of Incorporation and may only be eliminated by the vote of at least 95% of the voting power of our outstanding voting stock.

Liquidation if no business combination	If we have not consummated a business combination by , 2010 [24 months from the consummation of this offering] (or up to , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent ten years prior to distributing the funds held in the trust to our public stockholders. We have not assumed that we will have to provide for payment on any claims that potentially may be brought against us within the subsequent ten years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers and investment bankers) and potential target businesses. While we will seek to have all vendors and service providers (that would include any third parties we engage to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account on the date of the consummation of this offering are not reduced by the claims of target businesses or claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us. We have an obligation to pursue indemnification from our sponsor pursuant to the terms of its agreement with us. We believe the fee income from our sponsor’s $ assets under management (as of March 31, 2008) will be sufficient to cover its indemnification obligations. Further, our sponsor is liable only to the extent necessary to ensure that the amounts in the trust fund as of the closing of this offering are not reduced.

Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to all of their founder shares, and the shares of common stock underlying any insider warrants acquired by our sponsor immediately prior to this offering. In addition, the underwriter has agreed to waive its rights to the $10,500,000 of deferred underwriting discount deposited in the trust account in the event we liquidate prior to the completion of a business combination.

We will pay the costs of liquidation from our remaining assets outside of the trust fund.

Amended and Restated Certificate of Incorporation	As discussed below, there are specific provisions in our Amended and Restated Certificate of Incorporation that may not be amended (without the affirmative vote cast at a meeting of stockholders of holders of at least 95% of the common stock issued in this offering) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination or any extension of the time period within which we must consummate our business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination or any such extension. While we have been advised that such provisions limiting our ability to amend our Amended and Restated Certificate of Incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our Amended and Restated Certificate of Incorporation, as obligations to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision.

Our Amended and Restated Certificate of Incorporation also provides that we will continue in existence only until , 2010 [24 months from the consummation of this offering] (or up to , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension). If we have not consummated a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (that would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We will, nevertheless, be continued for a term of three years from the time our existence ceases, or for such longer period as the Delaware Court of Chancery shall in its discretion direct, for the purpose of prosecuting and defending suits by or against us and of enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. We cannot assure you that we will properly assess all liabilities with which we may potentially be charged. As such, our stockholders could potentially be liable for any of our obligations to the extent of distributions received by them (but no more). However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely liabilities to arise would be from our vendors and service providers (such as accountants, lawyers and investment bankers) and potential target businesses.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will not seek to amend or waive the provision limiting our corporate life other than in connection with the approval of a business combination. We view this as a binding obligation to our stockholders. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. In connection with a business combination, the approval of the proposal to amend our Amended and Restated Certificate of Incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock.

Our Amended and Restated Certificate of Incorporation provides that Mr. Ader, the Chairman of our Board of Directors, Chief Executive Officer, and President, and Mr. Nelson, our Chief Financial Officer, have no obligation to offer us an opportunity to participate in any business opportunity presented to either of them or their respective affiliates, including Global Consumer Acquisition Corp., even if that opportunity is one that we might reasonably have pursued. Further, our Amended and Restated Certificate of Incorporation provides that neither Mr. Ader nor Mr. Nelson, nor their respective affiliates, will be liable to us or our stockholders for breach of any duty by reason of any such activities unless such business opportunity is expressly offered to either of Mr. Ader or Mr. Nelson in writing solely in his capacity as an officer or director, as applicable, of our company. Stockholders will be deemed to have notice of and consented to this provision of our Amended and Restated Certificate of Incorporation.

Lock-up of founder shares, insider warrants	At the consummation of this offering, all of the founder shares, and all of the insider warrants to be acquired by our sponsor in an insider private placement immediately prior to the consummation of this offering, will be subject to a lock-up agreement with our underwriter. Subject to certain limited exceptions (such as, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and (c) transfers of founder shares and/or insider warrants to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement, or in the case of an individual subject to the lock-up agreement, transfers to relatives and trusts for estate planning purposes), (i) the founder shares will not be transferable until 180 days after the consummation of a business combination and (ii) the insider warrants will not be transferable until the consummation of a business combination, in each case at which time such lock-up agreement will expire and such shares of common stock and warrants will be freely transferable (subject to any limitations under applicable securities laws). However, if we engage in a transaction after the consummation of our initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then the founder shares will no longer be subject to the lock-up agreement.

Audit committee to monitor compliance	We will establish and maintain an audit committee to, among other things, monitor compliance with the terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important in evaluating an acquisition target.

Risks

In making your decision about whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 25 of this prospectus. Some of our other risks include the following:

•	We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

•	We have limited available cash and working capital and our ability to commence operations is thus dependent on funds raised in this offering.

•	The discretion of our officers and directors, and our sponsor, in identifying and selecting a suitable acquisition target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business opportunity are appropriate and in our stockholders’ best interest. However, we will not pursue any company affiliated with our sponsor, officers or directors, including portfolio companies and other investments or interests held by our sponsor, officers and directors.

•	If we are unable to find a suitable acquisition target that would result in a business combination, the funds being held in trust may not be returned to you until , 2010 [24 months from the consummation of this offering] (or up to , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension).

•	If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our warrants will expire worthless.

•	If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $9.85 per share held in trust, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account).

•	Our ability to effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

•	Our officers, directors and their affiliates currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Accordingly, any such opportunity may not be presented to our company.

•	Initially, we may only be able to consummate one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive risks.

•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any acquisition target with which to consummate a business combination.

•	We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more acquisition targets with a fair market value equal to at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the portion representing our underwriter’s deferred compensation). We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the acquisition target, to make other acquisitions and to pursue our growth strategy.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	2008
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$10,063	$344,708,750
Total assets	$22,563	$344,708,750
Total liabilities	$12,500	$10,500,000
Value of common stock which may be converted to cash (approximately $9.85 per share)(2)	$—	$137,899,990
Stockholders’ equity	$10,063	$196,308,760

(1)	The “as adjusted” information gives effect to the sale of the units we are offering (other than pursuant to the underwriter’s over-allotment option), including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The as adjusted working capital and total assets amounts include the $334,950,000 from the net proceeds of this offering and the $9,700,000 purchase price of the insider warrants to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The adjusted working capital and total assets amounts include the $10,500,000 being held in the trust account ($12,075,000 if the underwriter’s over-allotment option is exercised in full) representing the underwriter’s deferred compensation. If we have not consummated a business combination on or before          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including the amounts representing deferred underwriting discounts and commissions, any accrued interest, net of taxes payable, which taxes, if any, shall be paid from the trust account, and amounts permitted to be disbursed for working capital) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our founding stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to their founder shares.

(2)	If the business combination is consummated, public stockholders who vote against the business combination and exercise their conversion right will be entitled to receive their pro rata share of the trust account. The as adjusted amount is equal to $9.85 per share, which amount represents the net proceeds of this offering, the purchase price of the insider warrants and the deferred portion of the underwriter’s discount, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual amount of proceeds available to converting stockholders may be different than this amount.

On          , 2008, we issued a promissory note in the amount of $           in favor of our sponsor, which amount reflects the funds advanced by our sponsor to us or on our behalf in connection with this offering. This note bears an interest rate of 5.0% per annum and is due on the earlier of (i)          , 2008 and (ii) the consummation of this offering. The principal amount of the note plus any accrued and unpaid interest thereon to the date of repayment will be repaid out of the proceeds of this offering.

We will not proceed with a business combination if public stockholders owning 40% or more of the shares of common stock sold in this offering exercise their conversion rights, with such 40% determined on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve a business combination). Accordingly, we may effect a business combination if public stockholders owning up to approximately 39.99% of the shares of common stock sold in this offering exercise their conversion rights. It is our intention, in every case, to structure and consummate a business combination in which public stockholders owning up to approximately 39.99% of the shares sold in this offering will be able to convert their shares into cash. We view this threshold, which is set forth in our Amended and Restated Certificate of Incorporation, as an obligation to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any increase or decrease of this threshold. If up to approximately 39.99% of the 35,000,000 shares sold in this offering convert their shares into cash and a business combination is consummated, we would be required to convert to cash from the trust account up to such number of shares at an initial per-share conversion price of approximately $9.85, or $137,899,990 in the aggregate, without taking into account interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to: the amount then in the trust account, including all accrued interest (net of taxes payable and amounts permitted to be disbursed for working capital purposes), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering then outstanding at the time of such conversion. In connection with any vote required for a business combination, our founding stockholders have agreed, and their permitted transferees will agree, to vote their founder shares in accordance with the majority of the shares of common stock voted by our public stockholders (and to vote any shares of common stock purchased by them in or after this offering in favor of a business combination and the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence). As a result, our founding stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the global consumer products and services industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination.

We will liquidate if we do not consummate a business combination.

Pursuant to our Amended and Restated Certificate of Incorporation, we have 24 months after consummation of this offering in which to consummate a business combination. If we have entered into a definitive agreement with respect to a business combination by          , 2010 [24 months from the consummation of this offering] and we anticipate that we may not be able to consummate a business combination by          , 2010 [24 months from the consummation of this offering], we may seek stockholder approval to extend the period of time to consummate a business combination by up to six months to          , 2010 [30 months from the consummation of this offering]. In such case, we will present such proposal to our stockholders. The time period within which we must consummate a business combination will not be extended unless (i) holders of a majority of our then outstanding shares of common stock approve the extension and (ii) conversion rights are exercised with respect to less than 40% of the shares sold in this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will cease, in accordance with our Amended and Restated Certificate of Incorporation, except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target assets or businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination for our company. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination for our company, nor taken any direct or indirect actions to locate or search for a target business. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering, neither we nor our board of directors will take any action to amend or waive any provision of our Amended and Restated Certificate of Incorporation to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period. Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to their founder shares, and the shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. In addition, our sponsor has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust. We believe the fee income from our sponsor’s $           assets under management (as of March 31, 2008) will be sufficient to cover its indemnification obligations; however, we cannot guarantee that our sponsor will be able to satisfy its indemnification obligations.

We cannot assure you that other provisions of our Amended and Restated Certificate of Incorporation will not be amended other than the time period during which we must consummate a business combination.

Although we believe that a vote to amend or waive any provision of our Amended and Restated Certificate of Incorporation would likely take place only to allow additional time to consummate a pending business combination, we cannot assure you that other provisions relating to our consummation of a business combination of our Amended and Restated Certificate of Incorporation will not be amended or waived by the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash in connection with either a business combination that the stockholder voted against and that is consummated by us or an extension of the time period within which we must consummate our business combination that the stockholder voted against and that is approved. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination or extension of the time period within which we must consummate our business combination, we will offer each public stockholder (but not our founding stockholders or their permitted transferees with respect to the common stock they beneficially own prior to the consummation of the offering) the right to have its shares of common stock converted to cash if the stockholder votes against a business combination or the extension and the business combination is approved and consummated or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting as a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and a proposed business combination or an extension of the time period within which we must consummate our business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We may impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following a business combination, as well as for administrative ease. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must consummate a business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement. If we are requiring stockholders to satisfy such a delivery requirement, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.85 per share and our warrants will expire worthless.

We must consummate a business combination with a fair market value of at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and other than the portion representing our underwriter’s deferred compensation) at the time of acquisition by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension). If we are unable to consummate a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by our sponsor) approximately $9.85 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts permitted to be disbursed for working capital purposes), which includes $10,500,000 ($0.30 per unit) of deferred underwriting discounts and commissions and $9,700,000 ($0.28 per unit) of the purchase price of the insider warrants. Our sponsor has agreed to indemnify us for all creditor claims to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.85 per share, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time period. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Liquidation if no Business Combination.”

If we are unable to consummate a business combination, our public stockholders will be forced to wait more than 24 months (or 30 months if our stockholders approve an extension) before receiving liquidation distributions.

We have 24 months following the consummation of this offering in which to consummate a business combination. If, however, we have entered into a definitive agreement by          , 2010 [24 months from

the consummation of this offering], we may seek to extend the date before which we must consummate our business combination, to avoid being required to liquidate, beyond the 24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares (or in cases where investors have sought conversion in connection with an extension vote). Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to consummate a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our holders of warrants issued as part of our units.

Subject to there being a current prospectus under the Securities Act with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders to (i) exercise the warrants at a time when it may be disadvantageous for the holders to do so, (ii) sell the warrants at the then-current market price when they might otherwise wish to hold the warrants or (iii) accept the nominal trigger price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to the company.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect that most purchasers of our warrants will hold their securities through one or more intermediaries and, consequently, you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Although we are required to use our commercially reasonable efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants (other than insider warrants) will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. In addition, under the terms of the warrant agreement holders of our warrants will not be able to net cash settle the warrants. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our commercially reasonable efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our commercially reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Unlike most other blank check offerings, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination, or extend the time period within which we must consummate a business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination or an extension of the time period within which we must consummate a business combination, we will offer each public stockholder (other than our founding stockholders with respect to their founder shares, and the shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination or the extension and the business combination is approved and consummated or the extension is effected (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). We will consummate the initial business combination only if the following three conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) an amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and the stockholder vote to approve a business combination). To date, most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. There can be no assurance that any converting stockholder will receive equal to or more than his, her or its full invested amount.

Unlike most other blank check offerings, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination or an extension of the time period within which we must consummate a business combination, we will offer each public stockholder (other than our founding stockholders with respect to their founder shares, and the shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is effected. Such holder must both vote against such business combination or extension and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings to date, which have a 20% threshold, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effect the most attractive business combination available to us. Since we have no specific business combination under consideration, we have not taken any steps to secured third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for a business combination.

Our stockholders may be held liable for claims against us by third parties to the extent of distributions received by them.

Our Amended and Restated Certificate of Incorporation provides that we will continue in existence only until 24 months (or 30 months if our stockholders approve an extension) from the consummation of this offering. If we have not consummated a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that potentially may be brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could potentially be brought against us within the subsequent ten years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that potentially may be brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.85, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account).

Our placing of funds in trust may not protect those funds from third-party claims against us.

Third-party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our Amended and Restated Certificate of Incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $9.85 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. If we are unable to consummate a business combination and liquidate the company, our sponsor will be liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount then in the trust account on the date of the consummation of this offering. We believe the fee income from our sponsor’s $           assets under management (as of March 31, 2008) will be sufficient to cover its indemnification obligations; however, we cannot assure you that our sponsor will be able to satisfy those obligations. The indemnification provisions are set forth in an insider letter to be executed on behalf of our sponsor. This insider letter specifically sets forth that, in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor will not be available. In addition, none of our officers have agreed to indemnify the trust in their personal capacity from claims from third-party vendors, service providers, prospective target business or other entities.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets.

Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Claims for indemnification by our officers and directors may reduce the funds available to satisfy successful third-party claims against us and may reduce the amount of money in the trust account.

Under our Amended and Restated Certificate of Incorporation and pursuant to certain indemnity agreements, we have agreed to indemnify our officers and directors against a variety of expenses (including attorneys’ fees) to the fullest extent permitted under Delaware law. If indemnification payments are made to our officers and directors pursuant to our Amended and Restated Certificate of Incorporation and indemnity agreements, the amount of money in the trust account may be reduced.

If the net proceeds of this offering not being placed in trust together with interest earned on the trust account available to us are insufficient to allow us to operate for at least 24 months (or 30 months if our stockholders approve an extension) following the consummation of this offering, we may not be able to consummate a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $4,900,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least 24 months (or 30 months if our stockholders approve an extension) following the consummation of this offering, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. As a general matter, our board of directors will be asked to approve any significant expenditures in connection with a potential acquisition or any expenditure associated with the pursuit of a potential business combination that may cause us to be unable to consummate a business combination within 24 months (or 30 months if our stockholders approve an extension) due to a lack of sufficient remaining working capital. However, if costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential acquisition targets. In such event, we would need to obtain additional funds from our initial stockholders or customer source to continue operating. We anticipate that up to $50,000 not held in the trust account will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for an acquisition target. We could also use a portion of these funds as a down payment or “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer that results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep acquisition targets from “shopping” around for transactions with others on terms more favorable to such acquisition targets) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from an acquisition target and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our failure to consummate the transaction in accordance with the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential acquisition targets. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other advisors. If a decision is made not to consummate a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including those beyond our control, such as public stockholders who own 40% or more of the shares of common stock issued in this offering voting against the proposed business combination or an extension of the time period within which we must consummate a business combination and opting to have us redeem their stock for a pro rata share of the trust account, even if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, we negotiate to have our current officers and directors retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our current officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from and operating target companies and assets; and disposing of target companies and assets.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to consummate a business combination.

Based upon publicly available information, as of February 22, 2008, we have identified approximately 153 blank check companies that have gone public since August 2003. Of these companies, only 47 have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but yet have not yet consummated such business combinations, while another seven will be or have been liquidating. The remaining approximately 73 blank check companies have more than $13.7 billion in trust and are seeking to complete business acquisitions. There are 68 blank check companies with more than $12.1 billion in trust that have filed registration statements and are seeking, or will be seeking, to consummate business combinations. Furthermore, the fact that only 72 of such companies have either consummated a business combination or entered into a definitive agreement or letter of intent for a business combination, and seven have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (that may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry. Many of these competitors possess greater technical, human and other resources, or more industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous acquisition targets that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain acquisition targets that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain acquisition targets. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain acquisition targets. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

Certain regulatory requirements may increase the time and costs of consummating an acquisition.

If we were to acquire a previously privately owned company, it most likely will incur additional costs in order to comply with the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and other public company requirements, which in turn would reduce our earnings. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to consummate any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination with an unidentified acquisition target, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination in certain circumstances than we would if we were subject to such rule. For a more complete comparison of the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419, see the section below entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Since we have not yet selected any acquisition target with which to consummate a business combination, we are unable to currently ascertain the merits or risks of any particular business combination and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective acquisition target, investors in this offering currently have no basis to evaluate the possible merits or risks of any particular business combination. Although our management will evaluate the risks inherent in a particular acquisition target, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that an acquisition target have a fair market value of at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and other than the portion representing our underwriter’s deferred compensation) at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. However, we will not acquire an affiliate of our sponsor or any of our officers or directors, including portfolio companies and other investments or interests held by our sponsor, officers and directors. In addition, two of our executive officers, one of whom is a director, Jason N. Ader and Andrew Nelson, are also executive officers and/or directors of Global Consumer Acquisition Corp., a blank check company formed by our sponsor in 2007 to acquire businesses in the global consumer products and services industry that has not yet entered into a definitive agreement for a business combination. Conflicts of interest may arise in connection with either of Mr. Ader’s or Mr. Nelson’s determination as to which of their respective affiliates, including Global Consumer Acquisition Corp., to offer any business opportunity that is presented to them. Accordingly, any such opportunity may not be presented to our company. Our Amended and Restated Certificate of Incorporation provides that Mr. Ader and Mr. Nelson have no obligation to offer us an opportunity to participate in any such business opportunity even if that opportunity is one that we might reasonably have pursued. Also, we will not consider business opportunities that were presented to our sponsor or its employees or opportunities that our sponsor or its employees have become aware of prior to the consummation of this offering other than potential acquisition targets of Global Consumer Acquisition Corp. as discussed under “Proposed Business — Effecting a Business Combination — Sources of acquisition target.” For a more complete discussion of our selection of an acquisition target, see the section below entitled “Proposed Business — Effecting a Business Combination — We have not identified a target business” and “Proposal Business — Effecting a Business Combination — Sources of acquisition target.”

We may issue shares of common stock to consummate a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 11,550,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants (including insider warrants)) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to consummate a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to consummate a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

In the event we seek to acquire businesses located in foreign jurisdictions, we could experience delays and increased costs due to cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction.

In the event we seek to acquire businesses located in certain foreign jurisdictions such as South America or Asia, we could experience delays due to the cultural, legal and administrative differences with respect to the acquisition process, including due diligence, negotiating and closing the transaction, that we may not experience if we were to make an acquisition in jurisdictions such as the United States. In the event we experience such delays it could increase the amount of cash we require to use outside of the trust account for working capital purposes and result in a longer period of time to present a business combination to stockholders and ultimately close a business combination. In addition, the U.S. federal securities laws governing the financial statements of an acquisition target may limit the pool of potential target businesses.

Foreign, cultural, political and financial market conditions could impair our international operations and financial performance.

Our acquisition target may be based outside of the United States and/or some or all of our operations may be conducted in countries where economic growth has slowed; or where economies have suffered economic, social and/or political instability or hyperinflation or where the ability to repatriate funds has been delayed or impaired in recent years. The economies of other foreign countries, including other countries in Europe, Latin America and Asia, could also suffer slower economic growth or economic, social and/or political instability in the future. International operations are subject to inherent risks that could adversely affect us, including, among other things:

•	new restrictions on access to markets;

•	lack of developed infrastructure;

•	inflation;

•	fluctuations in the value of currencies;

•	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;

•	political and economic instability;

•	increases in duties and taxation;

•	restrictions on transfer of funds;

•	restrictions on foreign ownership of property and/or expropriation of foreign-owned assets; and

•	other adverse changes in policies, including monetary (including, without limitation, local interest rates), tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.

Should any of these risks occur, our ability to conduct our business or repatriate profits could be impaired and we could experience a loss from our international operations.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to many special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from Delaware to another jurisdiction, including a non-U.S. jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our future material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in Delaware or, in the case of a non-U.S. jurisdiction, the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of the global consumer products and services industry will likely subject us to foreign regulation.

Our business combination may take the form of an acquisition of less than a 100% ownership interest, which could adversely affect our decision-making authority and result in disputes between us and third party minority owners.

Our business combination may take the form of an acquisition of less than a 100% ownership interest in certain properties, assets or entities. In such case, the remaining minority ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With such an acquisition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on holders of the remaining ownership interest and to negotiate stockholder agreements and similar agreements. Moreover, the subsequent management and control of such a business will entail risks associated with multiple owners and decision-makers. Such acquisitions also involve the risk that third-party owners of the minority ownership interest might become insolvent or fail to fund their share of required capital contributions. Such third parties may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such acquisitions may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the third-party owners of the minority ownership interest would have full control over the business entity. Disputes between us and such third parties may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, such third parties might result in subjecting assets owned by the business entity to additional risk. We may also, in certain circumstances, be liable for the actions of such third parties. For example, in the future we may agree to guarantee indebtedness incurred by the business entity. Such a guarantee may be on a joint and several basis with the third-party owners of the minority ownership interest in which case we may be liable in the event such third parties default on their guaranty obligation.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Jason N. Ader, the Chairman of our Board of Directors, Chief Executive Officer and President. Our key personnel will also be officers, directors and/or members of other entities, who we anticipate we will have access to on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with an acquisition target may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting an acquisition target, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Upon consummation of a business combination, the role of our current officers and directors in the target business cannot presently be fully ascertained. While we expect that one or more of our current officers and directors will remain in senior management or as a director following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all-cash transaction, it would be more likely that our current officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our current officers or directors would remain with the combined company unless it was negotiated as part of the transaction pursuant to the acquisition agreement, an employment agreement or other arrangement.

We may have limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full-time employees prior to the consummation of a business combination. Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management — Conflicts of Interest.”

Certain of our executive officers, directors and their affiliates are now, and others may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including Global Consumer Acquisition Corp., and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our executive officers and directors are now, and others may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us, including Global Consumer Acquisition Corp., a blank check company formed by our sponsor in 2007 to acquire businesses in the global consumer products and services industry. For instance, Jason N. Ader, the Chairman of our Board of Directors, Chief Executive Officer and President, and Andrew Nelson, our Chief Financial Officer, are executive officers and/or directors of Global Consumer Acquisition Corp., which has not yet entered into a definitive agreement for a business combination. Conflicts of interest may arise in connection with either of Mr. Ader’s or Mr. Nelson’s determination as to which of their respective affiliates, including Global Consumer Acquisition Corp., to offer any business opportunity that is presented to them. Accordingly, any such opportunity may not be presented to our company. Our Amended and Restated Certificate of Incorporation provides that Mr. Ader and Mr. Nelson have no obligation to offer us an opportunity to participate in any such business opportunity even if that opportunity is one that we might reasonably have pursued. Further, our Amended and Restated Certificate of Incorporation provides that neither Mr. Ader nor Mr. Nelson, nor their respective affiliates, will be liable to us or our stockholders for breach of any duty by reason of any such activities unless such business opportunity is expressly offered to either of Mr. Ader or Mr. Nelson in writing solely in his capacity as an officer or director, as applicable, of our company. Stockholders will be deemed to have notice of and consented to this provision of our Amended and Restated Certificate of Incorporation. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another affiliated entity prior to its presentation to us and we may miss out on a potential business combination. For a more detailed discussion of our management’s business affiliations and potential conflicts of interest of which you should be aware, see the sections entitled “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.”

Our founding stockholders currently own shares of our common stock that will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular acquisition target is appropriate for a business combination.

Our founding stockholders own founder shares (and with respect to certain founding stockholders, also insider warrants) that were issued prior to this offering, but have waived their right to receive distributions with respect to those founder shares (and the common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase 9,700,000 directly from us in an insider private placement transaction immediately prior to the consummation of this offering at a purchase price of $1.00 per warrant. The founder shares and insider warrants acquired prior to this offering by our founding stockholders and/or the insider warrant holder will be worthless if we do not consummate a business combination. The personal and financial interests of our sponsor and certain of our officers and directors may influence their motivation in timely identifying and selecting an acquisition target and completing a business combination. Consequently, our officers’ discretion in identifying and selecting a suitable acquisition target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest, and as a result of such conflicts management may choose an acquisition target that is not in the best interests of our stockholders.

The requirement that we consummate a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension) may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we consummate a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension) may motivate our sponsor to approve a business combination during that time period so that it may get its out-of-pocket expenses reimbursed.

Our sponsor may receive reimbursement for out-of-pocket expenses it has incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. Such payments may be significant and there can be no assurance that they will not exceed our working capital budget. In the event that we do not effect a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), then any expenses incurred by our sponsor in excess of the money being held outside of the trust will not be repaid as we will liquidate at such time. On the other hand, if we consummate a business combination within such prescribed time period, those expenses will be repaid by the target business. Consequently, our sponsor may have an incentive to consummate a business combination other than solely in the best interest of our stockholders.

Certain of our directors, or their affiliates, have never been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

Certain of our directors, or their affiliates, have never been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and consummate a business combination using the proceeds of this offering. Our directors’ lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Other than with respect to the business combination, our officers, directors, security holders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We will not pursue an acquisition of an affiliate of our sponsor or of any of our officers or directors, including portfolio companies and other investments or interests held by our sponsor, officers and directors. However, other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Accordingly, such parties may have an interest in certain transactions such as strategic partnering or joint venturing in which we are involved, and may also compete with us.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Initially, we may only be able to consummate one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the insider private placement ($10,500,000 held in the trust account that represents deferred underwriting discounts and commissions) will provide us with approximately $334,150,000 that will be held in trust and may be used by us to consummate a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to consummate only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the insider private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective acquisition target to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the insider private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable acquisition target that we can afford to acquire, or the obligation to convert into cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative acquisition target candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

Our founding stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, and after giving effect to the insider private placement of founder shares, our founding stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase units in this offering, in which case they will own a larger percentage). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants that are subsequently exercised), could allow the founding stockholders to collectively influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. In the event that the founding stockholders acquire shares of our common stock in this offering or in the aftermarket, we anticipate that they would vote such shares in favor of our initial business combination. Thus, additional purchases of shares of our common stock by our founding stockholders would likely allow them to exert additional influence over the approval of our initial business combination. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. The interests of our founding stockholders and your interests may not always align and taking actions that require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

If we redeem our public warrants, the insider warrants, which are non-redeemable as long as the insider warrant holder or its permitted transferees hold them, could provide the insider warrant holder with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the public warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the insider warrants not being subject to the redemption features to which our publicly held warrants are subject, the insider warrant holder, or its permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our founding stockholders paid an aggregate of $10,063 or approximately $0.001 per share, for their 10,062,500 founder shares issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

Our founding stockholders paid an aggregate of $10,063, or approximately $0.001 per share, for the 10,062,500 founder shares issued and outstanding prior to this offering. The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founding stockholders acquired their founder shares of common stock at a nominal price, significantly contributing to this dilution. Assuming this offering is consummated, you and the other new investors will incur an immediate and substantial dilution of approximately 32.6% or $3.26 per share (the difference between the pro forma net tangible book value per share of $6.74 and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business combination.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing public warrants to purchase up to 35,000,000 shares of common stock and insider warrants to purchase up to 9,700,000 shares of common stock. In addition, we have also agreed to issue up to an additional 5,250,000 warrants to purchase additional shares of common stock if the over-allotment option that we granted to the underwriter is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of an acquisition target. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to consummate the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the acquisition target. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the public warrants and the insider warrants are exercised, our stockholders may experience dilution to their holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and/or sustained.

If our founding stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of the registration rights may make it more difficult to effect a business combination.

Our founding stockholders are entitled to require us to register the resale of their founder shares at any time after the date on which such founder shares no longer are subject to a lock-up agreement with our underwriter, which, except in limited circumstances, will not be before 180 days from the consummation of a business combination. If our founding stockholders exercise their registration rights with respect to all of their founder shares beneficially owned by them as of the date of this prospectus, then there will be an additional 8,750,000 shares of common stock, or 10,062,500 shares of common stock if the underwriter’s over-allotment option is exercised, eligible for trading in the public market. Further, immediately prior to the consummation of this offering, the insider warrant holder has agreed to purchase in an insider private placement 9,700,000 insider warrants that are identical to the warrants contained in the units being sold in this offering, respectively, except that (i) such insider warrants will be subject to a lock-up agreement with our underwriter and will not be transferable before the consummation of a business combination, subject to certain limited exceptions (such as, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and (c) transfers of founder shares and/or insider warrants to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement or, in the case of an individual, transfers to relatives and trusts for estate planning purposes), (ii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed in connection with the insider private placement, (iii) the shares underlying the insider warrants will be non-redeemable as long as the insider warrant holder or its permitted transferees hold them and (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and by means of cashless exercise. If all of the insider warrants are exercised, there will be an additional 9,700,000 shares of our common stock eligible for trading in the public market. This dilution may make it more difficult for us to effect a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act, we may be subject to certain restrictions that may make it more difficult for us to consummate a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in trust may be invested by the trust agent only in U.S. “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in registered money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the 1940 Act, which would require additional expenses for which we have not budgeted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the acquisition target or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the acquisition target we select has a fair market value in excess of 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) or that the price we are paying is fair to stockholders unless our board is not able to independently determine that an acquisition target has a sufficient market value. In addition, unless otherwise required by applicable law, our board is not required to obtain a third party valuation of a proposed business acquisition if there is a conflict of interest. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our security holders to sell their securities in certain states.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock and the terms of and issuance of any such series of preferred stock could reduce the value of our common stock. Although our charter includes a provision that exempts us from anti-takeover provisions under Delaware law, we may nonetheless become subject to such provisions, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Global Consumer Products and Services Industry

The following are risks we may encounter if we successfully consummate a business combination with a target company that operates in the global consumer products and services industry.

Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.

Sales of certain of consumer products and services may be seasonal. For example, sales of outdoor products would increase during warm weather months and decrease during winter. Additionally, sales of home improvement products would be concentrated in the spring and summer months, while sales of consumer electronics would be concentrated in our fourth quarter preceding the holiday season.

Weather conditions may also negatively impact sales. For instance, we may not sell as many of certain outdoor recreation products (such as lanterns, tents and sleeping bags) as anticipated if there are fewer natural disasters such as hurricanes and ice storms; mild winter weather may negatively impact sales of electric blankets, heaters, some health products and smoke or carbon monoxide alarms; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment and grills. Additionally, sales of home improvement products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of inclement weather may reduce the amount of time spent on home improvement projects. These factors could have a material adverse effect on our business, results of operations and financial condition.

We must successfully anticipate changing consumer preferences and buying trends and manage our product line and inventory commensurate with customer demand.

Our success depends upon our ability to anticipate and respond to changing merchandise trends and customer demands in a timely manner. Consumer preferences cannot be predicted with certainty and may change between selling seasons. We must make decisions as to design, development, expansion and production of new and existing product lines. If we misjudge either the market for our products, the purchasing patterns of our retailers’ customers, or the appeal of the design, functionality or variety of our product lines, our sales may decline significantly, and we may be required to mark down certain products to sell the resulting excess inventory or sell such inventory through our outlet stores, or other liquidation channels, at prices that can be significantly lower than our normal wholesale prices, each of which would harm our business and operating results.

In addition, we must manage our inventory effectively and commensurate with customer demand. A substantial portion of our inventory may be sourced from vendors located outside the United States. We generally may commit to purchasing products before we receive firm orders from our retail customers and frequently before trends are known. The extended lead times for many of our purchases, as well as the development time for design and deployment of new products, may make it difficult for us to respond rapidly to new or changing trends. In addition, the seasonal nature of our business may require us to carry a significant amount of inventory prior to the year-end holiday selling season. As a result, we will be vulnerable to demand and pricing shifts and to misjudgments in the selection and timing of product purchases. If we do not accurately predict our customers’ preferences and acceptance levels of our products, our inventory levels may not be appropriate, and our business and operating results may be adversely impacted.

Our business depends, in part, on factors affecting consumer spending that are out of our control.

Our business depends on consumer demand for our products and, consequently, is sensitive to a number of factors that influence consumer spending, including general economic conditions, disposable consumer income, recession and inflation, incidents and fears relating to national security, terrorism and war, hurricanes, floods and other natural disasters, inclement weather, consumer debt, unemployment rates, interest rates, sales tax rates, fuel and energy prices, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security generally. Adverse changes in factors affecting discretionary consumer spending could reduce consumer demand for our products, change the mix of products we sell to a different mix with a lower average gross margin, slower inventory turnover and greater markdowns on inventory, thus reducing our sales and harming our business and operating results.

Our operations may be dependent upon third-party suppliers whose failure to perform adequately could disrupt our business operations.

We may source a significant portion of parts and products from third parties. Our ability to select and retain reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. We expect not to enter into long-term contracts with our primary vendors and suppliers. Instead, most parts and products will be supplied on a “purchase order” basis. As a result, we may be subject to unexpected changes in pricing or supply of products. Any inability of our suppliers to timely deliver quality parts and products or any unanticipated change in supply, quality or pricing of products could be disruptive and costly to us.

Our operating results can be adversely affected by changes in the cost or availability of raw materials, energy and personnel.

Pricing and availability of raw materials for use in our businesses may be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility may significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Some products require particular types of glass, paper, plastic, metal, wax, wood or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition. In particular, petroleum-derivative raw materials such as waxes, resins and plastics have experienced price increases in response to, among other things, higher oil prices. If wax prices, resin prices or other material prices rise further in the future we can expect the cost of goods for our businesses to increase. We cannot assure you that we will be able to pass such cost increases to our customers, and such increases could have a material adverse effect on our margins. Similarly, other energy-intensive raw materials such as metal and glass have experienced price increases in response to higher energy prices. If such prices rise further in the future, we can expect the cost of goods to increase, which could have a material adverse effect on our business, results of operations and financial condition.

With the growing trend towards consolidation among suppliers of many of raw materials, we may become increasingly dependent upon key suppliers whose bargaining strength is growing. In addition, many of those suppliers have been reducing production capacity of raw materials in the North American market. We may be negatively affected by changes in availability and price of raw materials resulting from this consolidation and reduced capacity, which could negatively impact our results of operations.

People are a key resource to developing, manufacturing and delivering products and services to our customers around the world. A target business’ ability to recruit, train and retain the highly skilled workforce required by our plans will impact our business. A well-trained, motivated work force has a positive impact on our ability to attract and retain business. Rapid growth presents a challenge to us and our industry to recruit, train and retain our employees while managing the impact of wage inflation and potential lack of available qualified labor in the markets where we could operate. Labor-related actions, including strikes, slowdowns and facility occupations, could also negatively impact on our business after a business combination.

We may be subject to several production-related risks that could jeopardize our ability to realize anticipated sales and profits.

In order to realize sales and operating profits at anticipated levels, we may manufacture or source and deliver in a timely manner products of high quality. Among others, the following factors can have a negative effect on our ability to do these things:

•	labor difficulties;

•	scheduling and transportation difficulties;

•	management dislocation;

•	substandard product quality, which can result in higher warranty, product liability and product recall costs;

•	delays in development of quality new products;

•	changes in laws and regulations, including changes in tax rates, accounting standards and environmental and occupational laws;

•	health and safety laws; and

•	changes in the availability and costs of labor.

Any adverse change in the above-listed factors could have a material adverse effect on our business, results of operations and financial condition.

We may manufacture or source a significant portion of our products from Asia and other global markets. Accordingly, our production lead times may be relatively long. Therefore, we may commit to production in advance of firm customer orders. If we fail to forecast customer or consumer demand accurately we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, results of operations and financial condition.

Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with future customers.

We expect to operate in some highly competitive industries. In these industries, we may compete against numerous other domestic and foreign companies. Competition in the markets in which we expect to operate is based primarily on product quality, product innovation, price and customer service and support, although the degree and nature of such competition will vary by location and product line. We also face competition from the manufacturing operations of some of our potential customers with private label brands.

Some of our competitors may be more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives. Our competitors may source their products from third parties, and our ability to obtain a cost advantage through sourcing may be reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products. Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

To compete effectively in the future in the global consumer products and services industry, among other things, we must:

•	maintain strict quality standards;

•	deliver products on a reliable basis at competitive prices;

•	anticipate and quickly respond to changing consumer demands better than our competitors;

•	maintain favorable brand recognition and achieve customer perception of value;

•	effectively market and competitively price our products and services to consumers in several diverse market segments and price levels; and

•	develop innovative, high-quality products in designs and styles that appeal to consumers of varying groups, tastes and price level preferences, and in ways that favorably distinguish us from our competitors.

Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

If we fail to develop new or expand any existing customer relationships, our ability to grow our business may be impaired.

Our future growth will depend to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with any current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with any existing customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

If we cannot develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

We believe that our future success will depend, in part, upon our ability to introduce innovative design extensions for any existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, manufacturing and marketing of any new products or product innovations, or develop and introduce, in a timely manner, innovations to any existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our business and could have a material adverse effect on our business, results of operations and financial condition.

Limitations on a target business’ ability to protect its intellectual property rights, including its trade secrets, could cause a loss in revenue and any competitive advantage.

A target business’ products or services, and the processes it uses to produce or provide them, might have been granted U.S. patent protection, might have patent applications pending or might be trade secrets. After a business combination, our business may be adversely affected if our patents are unenforceable, the claims allowed under our patents are not sufficient to protect our technology, our patent applications are denied, or our trade secrets are not adequately protected. Our competitors may be able to develop technology independently that is similar to ours without infringing on our patents or gaining access to our trade secrets.

We may be subject to litigation if another party claims that we have infringed upon its intellectual property rights.

The tools, techniques, methodologies, programs and components that a target business uses in order to provide its services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management from running its core business. Royalty payments under licenses from third parties, if available, would increase costs. If a license were not available we might not be able to continue providing a particular product or service, which would reduce our post business combination revenue. Additionally, developing non-infringing technologies would increase our costs.

Our results could be adversely affected if the cost of compliance with environmental, health and safety laws and regulations becomes too burdensome.

We expect that our operations will be subject to federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We anticipate that after our initial business combination we will be in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. However, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot assure you that future material capital expenditures will not be required in order to comply with applicable environmental laws and regulations, which may be too burdensome.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The global consumer products and services industry is subject to regulation and intervention by governments throughout the world. A target business’ operations in the United States and internationally can be impacted by changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Also, as a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, changes in export control laws or exchange control laws, additional restrictions on doing business in countries subject to sanctions, and changes in laws in countries identified by management for immediate focus. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to fully utilize any tax loss carryforwards and tax credits. Compliance-related issues could limit our ability to do business in certain countries. These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance will have deductibles or self-insured retentions and will contain certain coverage exclusions. The insurance will not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements in general do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may incur significant costs in order to comply with environmental remediation obligations.

In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may be liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. There can be no assurance that all potential instances of soil or groundwater contamination will have been identified, even for those properties where an environmental site assessment has been conducted. We do not anticipate that any of our remediation obligations will have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement or previously unknown contamination, may give rise to additional unanticipated remediation liabilities that may be material.

Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact any existing customer relationships and our results of operations.

We may sell consumer products to retailers, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as directly to consumers. A significant deterioration in the financial condition of any of our major customers could have a material adverse effect on our sales and profitability. We will regularly monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a “just-in-time” basis. This will require us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require us to carry additional inventories.

With the growing trend towards retail trade consolidation, we may be increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, use of private label brands, price demands and other conditions, which could negatively impact our results of operations.

Our business could involve the potential for product recalls, product liability and other claims against us, which could affect our earnings and financial condition.

In connection with any manufacturing and distribution of consumer products, we may be subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we may sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.

We could also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Although we expect to maintain product liability insurance in amounts that we believe will be reasonable, we cannot assure you that we will be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage. Additionally, we do not expect to maintain product recall insurance. As a result, product recalls or product liability claims could have a material adverse effect on our business, results of operations and financial condition.

In addition, we face potential exposure to unusual or significant litigation arising out of alleged defects in any of our products or otherwise. We plan to spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards will not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not expect to maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage. As a result, these types of claims could have a material adverse effect on our business, results of operations and financial condition.

Our product liability insurance program is expected to be an occurrence-based program based on our target’s claims experience and the availability and cost of insurance. We currently do not expect to either self-insure or administer a high retention insurance program for product liability risks. We cannot assure you that our future product liability expenses will not exceed our individual per occurrence self-insured retention.

We may not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

Our business combination must be with an acquisition target that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several consumer products and services businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in trust due to third-party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital stock or incurrence of debt to consummate a business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our founding stockholders of a substantial interest in us;

•	the adverse effect the outstanding warrants may have on the market price of our common stock;

•	the existence of registration rights with respect to the founder shares owned by our founding stockholders and common stock underlying insider warrants owned by the insider warrant holder;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our dependence on our key personnel;

•	our common stock becoming subject to the SEC’s penny stock rules;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	environmental, permitting and other regulatory risks;

•	foreign currency fluctuations and overall political risk in foreign jurisdictions;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position;

•	future effective tax rates; and

•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the proceeds of this offering will be used as set forth in the following table:

	No Exercise of	Full Exercise of
	Over-Allotment	Over-Allotment
	Option	Option

Gross proceeds:
Gross proceeds from the offering	$350,000,000	$402,500,000
Gross proceeds from the sale of the insider warrants(1)	9,700,000	9,700,000

Total gross proceeds	$359,700,000	$412,200,000

Underwriting expenses:(2)
Underwriting discount (4% of gross public offering proceeds)	$14,000,000	$16,100,000
Contingent underwriting discount (3% of gross public offering proceeds)	10,500,000	12,075,000

Total underwriting expenses	$24,500,000	$28,175,000

Offering expenses:
Legal fees and expenses	$450,000	$450,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	15,820	15,820
FINRA filing fee	40,750	40,750
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses(3)	283,430	283,430

Total offering expenses	$1,000,000	$1,000,000

Net proceeds from the offering and the sale of the insider warrants:(4)
Held in trust	$344,650,000	$395,050,000
Not held in trust	50,000	50,000

Total net proceeds	$344,700,000	$395,100,000

Percentage of gross public offering proceeds held in the trust account	98.5%	98.2%
Anticipated use of the interest earned on the trust account, net of taxes payable on such interest, up to a maximum of $4,900,000, that will be released to us to cover our working capital requirements:(5)

Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$2,960,000	$2,960,000
Legal and accounting fees relating to SEC reporting obligations (including the proxy statement in connection with a business combination)	600,000	600,000
Administrative fees relating to services agreement with Hayground Cove ($10,000 per month for two years)(6)	240,000	240,000
Working capital to cover miscellaneous expenses, D&O insurance and reserves	1,100,000	1,100,000

Total	$4,900,000	$4,900,000

(1)	There is no placement fee paid or payable by us in connection with the sale of the insider warrants.

(2)	Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3%, or $10,500,000, to be held in trust ($12,075,000 if the underwriter’s over-allotment option is exercised in full) until consummation of a business combination. Upon the consummation of a business combination, such deferred compensation shall be released to the underwriter out of the gross proceeds of this offering held in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred compensation.

(3)	Includes the repayment of the principal amount of the $ promissory note issued by us to our sponsor in consideration of our sponsor’s advancement of expenses in connection with this offering, plus accrued and unpaid interest to the date of repayment. The note accrues interest at a rate of 5.0% per annum.

(4)	Includes $10,500,000 representing the underwriter’s contingent underwriting discount to be held in trust until the consummation of a business combination.

(5)	$50,000 of the proceeds of this offering will be held outside of the trust account and available to us to fund our working capital requirements. In addition, the interest earned on the trust account, net of taxes payable on such interest, will be released to us to cover our working capital requirements, up to a maximum of $4,900,000.

(6)	Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 30 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $300,000 ($10,000 per month for up to 30 months) for the administrative fee payable to Hayground Cove.

We intend to use the proceeds from the sale of the units and the insider warrants to acquire one or more businesses in the global consumer products and services industry.

Of the net proceeds of this offering, $324,450,000 (or $373,275,000 if the over-allotment option is exercised in full) plus $9,700,000 from the purchase of insider warrants, for an aggregate of $334,150,000 (or $382,975,000 if the over-allotment is exercised in full) will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) of the proceeds attributable to the underwriter’s discount will be deposited into such trust account for a total amount in trust of $344,650,000 (or $395,050,000 if the over-allotment is exercised in full). The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account, except to satisfy stockholder conversion rights. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto or any franchise tax obligations. The proceeds held in the trust account may be used as consideration to pay the sellers of an acquisition target with which we consummate a business combination (excluding the amount held in the trust account representing a portion of the underwriter’s discount and any amount reserved for payment of taxes and/or working capital purposes). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with an acquisition target having a fair market value of at least 80% of the amount (excluding the amount held in the trust account representing a portion of the underwriter’s discount and any amount reserved for payment of taxes and/or working capital purposes) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination, a majority of the holders of our outstanding shares of common stock voting in favor of the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence and conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and the stockholder vote to approve a business combination).

We believe that, prior to the consummation of a business combination, the $50,000 of proceeds initially held outside of the trust account, as well as the interest earned on the trust account, net of taxes payable on such interest, up to a maximum of $4,900,000, will be sufficient to cover our operating expenses for the 24 months (or 30 months if our stockholders approve an extension) subsequent to the consummation of this offering and to cover the expenses incurred in connection with a business combination. Assuming that a business combination is not consummated during that time, we anticipate making the following expenditures during this time period:

•	approximately $2,960,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third-party fees for assisting us in performing due diligence investigations of prospective target businesses;

•	approximately $600,000 of expenses in legal and accounting fees relating to our SEC reporting obligations (including the proxy statement in connection with a business combination);

•	approximately $240,000 of expenses in fees relating to our services agreement with our sponsor and certain general and administrative services;

•	approximately $1,150,000 for general working capital that will be used for miscellaneous expenses, including reimbursement of any out-of-pocket expenses incurred by our founding stockholders, directors and officers in connection with activities on our behalf, director and officer liability and other insurance premiums and, if we must dissolve and liquidate, up to approximately $75,000 for dissolution and liquidation costs.

These amounts are based on management’s estimate of the amount needed to fund our operations for the 24 months (or 30 if our stockholders approve an extension) subsequent to the consummation of this offering and to consummate a business combination. This estimate may prove inaccurate, especially if a portion of the available funds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available funds in pursuit of a business combination that is not consummated. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. If we do not have sufficient funds available to cover our expenses, we may be forced to obtain additional financing, either from our existing stockholders, directors and officers or third parties. We may not be able to obtain additional financing and our existing stockholders, directors and officers are not obligated to provide any additional financing. If we do not have sufficient funds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination. If we choose to obtain additional financing in order to fund due diligence and other expenses associated with locating a target business, and if such additional financing were in the form of a loan, such loan would be incurred by us.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third-party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the acquisition target, to make other acquisitions and to pursue our growth strategy.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. government having a maturity of 180 days or less, or any open-ended investment company registered under the 1940 Act that holds itself out as a registered money market fund and bears the highest credit rating issued by a U.S. nationally recognized rating agency. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the 1940 Act so that we are not deemed to be an investment company under the 1940 Act. The interest income earned on investment of the net proceeds not held in trust during this period, net of taxes payable on such interest, as well as the interest earned on the trust account, net of taxes payable on such interest, up to a maximum of $4,900,000, will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is consummated.

We do not expect to pay any of our founding stockholders, directors or officers or any entity with which they are affiliated, any finder’s fee for services rendered to us prior to or in connection with a business combination. However, our founding stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in this offering process, identifying a potential target operating business and performing due diligence on a suitable business combination. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons for periods after a business combination.

A public stockholder (but not our founding stockholders with respect to their founder shares and shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts permitted to be disbursed for working capital purposes) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to consummate a business combination, or if such public stockholder converts his, her or its shares of common stock into cash in connection with a business combination that the public stockholder voted against and that we actually consummate or an extension of the time period within which we must consummate a business combination that the public stockholder voted against and was approved. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Founding stockholders are not entitled to convert any of their founder shares (or shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) or shares acquired in or after this offering into a pro rata share of the trust account. However, founding stockholders who acquire shares of common stock or warrants in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock (including shares acquired upon exercise of such warrants) upon the liquidation of the trust account if we fail to consummate a business combination within the required time period.

Upon the consummation of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the underwriter’s discount held in trust excluding any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that: (i) they will forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) the proceeds attributable to the underwriter’s discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

The following table sets forth information with respect to our founding stockholders and the new investors:

					Average
	Shares Purchased		Total Consideration		Price Per
	Number(1)	Percentage	Amount	Percentage	Share

Founding stockholders	8,750,000	20%	$8,750	0.0025%	$0.001
New investors	35,000,000	80%	$350,000,000	99.9975%	$10.000

Total	43,750,000	100%	$350,008,750	100%

(1)	Amount of shares outstanding after giving effect to the full redemption of 1,312,500 founder shares assuming that the underwriter does not exercise the over-allotment option.

At February 27, 2008, our net tangible book value was $10,063. After giving effect to the sale of 35,000,000 shares of common stock included in the units and the sale of the 9,700,000 insider warrants, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at February 27, 2008 would have been $6.74 per share, or $200,508,760, representing an immediate increase in net tangible book value of $6.74 per share to the founding stockholders and an immediate dilution of $3.26 per share or 32.6% to new investors.

For purposes of presentation, our pro forma net tangible book value after this offering is $137,899,990 less than it otherwise would have been because, if we effect a business combination, the conversion rights of the public stockholders (but not our founding stockholders either with respect to their founder shares or any shares of common stock purchased in this offering or the aftermarket) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares of common stock sold in this offering, on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must consummate our business combination from 24 months to 30 months, if applicable, at a per-share conversion price equal to the amount then in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated, in the case of our business combination two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock issued in this offering then outstanding at the time of such conversion.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$10.00
Net tangible book value before this offering	$0.001
Increase attributable to new investors	$6.74
Pro forma net tangible book value after this offering	$6.74
Dilution to new investors	$3.26

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and insider private placement(1)	$8,750
Net proceeds from this offering and sale of insider warrants(2)	$344,700,000
Offering costs paid in advance and excluded from net tangible book value before this offering	$0
Less: Deferred underwriter’s fee paid upon consummation of a business combination(3)	$(6,300,000)
Less: Proceeds from this offering and sale of insider warrants held in trust subject to
conversion to cash ($9.85 × 13,999,999)	$(137,899,990)

$200,508,760

Denominator:
Shares of common stock outstanding prior to this offering and after sale of insider warrants(4)	8,750,000
Shares of common stock included in the units offered	35,000,000
Less: Shares of common stock subject to conversion (35,000,000 × 39.99)%	(13,999,999)

29,750,001

(1)	Assumes the net tangible book value of $10,063 is adjusted by $1,313 due to the redemption of 1,312,500 founder shares from our founding stockholders on a pro rata basis in the event that the underwriter does not exercise the over-allotment option.

(2)	Net of underwriter’s discounts and commissions (excluding $10,500,000 of deferred underwriting discounts and commissions) and other offering expenses.

(3)	Assumes that we have converted the maximum 13,999,999 shares to cash in connection with our initial business combination. If no shares were converted to cash in connection with our initial business combination, the deferred underwriter’s fee payable would be $10,500,000.

(4)	Assumes the 10,062,500 shares of common stock are adjusted by 1,312,500 due to the redemption of founder shares from our founding stockholders on a pro rata basis in the event that the underwriter does not exercise the over-allotment option.

CAPITALIZATION

The following table sets forth our capitalization:

•	our capitalization at February 27, 2008; and

•	as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the insider private placement, and the application of the estimated net proceeds derived from the sale therefrom.

	As of February 27, 2008
	Actual	As Adjusted(1)

Underwriter fee payable(2)(3)	$—	$6,300,000

Redeemable stockholders’ equity(3)(4)
Common stock, $0.0001 par value, 13,999,999 shares that are subject to possible conversion at conversion value	—	1,400
Additional paid-in capital	—	137,898,590

Total redeemable stockholders’ equity	—	137,899,990

Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 10,062,500 shares of common stock issued and outstanding; 29,750,001 shares of common stock issued and outstanding (excluding 13,999,999 shares subject to possible conversion) as adjusted(5)	1,006	2,975
Additional paid-in capital	9,057	200,505,785
Deficit accumulated during the development stage	—	—

Total stockholders’ equity	10,063	200,508,760

Total capitalization	$10,063	$344,708,750

(1)	Assumes full payment to the underwriter of the underwriter’s discount out of the proposed offering.

(2)	Represents deferred underwriting discounts and commissions of 3% of the gross proceeds, or $0.30 per unit.

(3)	If we consummate a business combination, the conversion rights afforded to our public stockholders (but not to our founding stockholders, either with respect to their founder shares or any shares of common stock purchased in this offering or the aftermarket) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares of common stock sold in this offering on a cumulative basis with shares converted as part of the stockholder vote to extend the time period within which we must consummate our business combination from 24 months to 30 months, if applicable, at a per-share conversion price equal to the amount then in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes and calculated, in the case of our business combination two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock sold in this offering then outstanding at the time of such conversion. For purposes of presentation, this table assumes that we have converted the maximum of 13,999,999 shares to cash in connection with our initial business combination, reducing the underwriter’s fee to approximately $6,300,000, or $0.18 per share. If no shares were converted to cash in connection with our initial business combination, the underwriter’s fee payable would be $10,500,000, or $0.30 per share.

(4)	Includes an aggregate of $9,700,000 payable immediately prior to the consummation of this offering by our sponsor for its purchase of 9,700,000 insider warrants from us at a purchase price of $1.00 per warrant. This purchase will take place on an insider private placement basis immediately prior to the consummation of this offering.

(5)	The “As Adjusted” column assumes redemption of 1,312,500 founder shares in the event that the underwriter does not fully exercise the over-allotment option, as more fully described in “Principal Stockholders.”

On          , 2008, we issued a promissory note in the amount of $           in favor of our sponsor, which amount reflects the funds advanced by our sponsor to us or on our behalf in connection with this offering. This note bears an interest rate of 5.0% per annum and is due on the earlier of (i)          , 2008 and (ii) the consummation of this offering. The principal amount of the note plus any accrued and unpaid interest therein to the date of repayment will be repaid out of the proceeds of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination, one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry. We refer to this acquisition as our “initial business combination.” Our efforts in identifying a prospective acquisition target will not be limited to a particular geographic location. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally. We do not have any initial business combination under consideration or contemplation. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in that we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the insider private placement immediately prior to the consummation of this offering will be approximately

$344,700,000 (or $395,100,000 if the underwriter’s over-allotment option is exercised in full). Other than $50,000 to be used for working capital, this entire amount will be held in trust. We intend to use substantially all of the net proceeds of this offering and the insider private placement of insider warrants, including the funds held in the trust account, to effect a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriter’s discount) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $4,900,000 in interest income on the trust account, net of taxes payable on all interest income earned on the trust account, which we will be permitted to withdraw from the trust account for working capital purposes, will be sufficient to allow us to operate for at least 24 months (or 30 months if our stockholders approve an extension) following the consummation of this offering, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective acquisition targets, traveling to and from the property and asset locations that represent prospective acquisition targets, reviewing corporate, title, environmental and financial documents and material agreements regarding prospective acquisition targets, selecting the acquisition target to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $2,960,000 of expenses for the due diligence and investigation of an acquisition target (including expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination), approximately $600,000 of expenses in legal and accounting fees relating to our SEC reporting obligations (including the proxy statement in connection with a business combination), approximately $240,000 of expenses in fees relating to our services agreement with our sponsor and certain general and administrative services and approximately $1,150,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $75,000 if our corporate existence terminates on          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), and including for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

Our sponsor has agreed to purchase 9,700,000 insider warrants immediately prior to the consummation of this offering at the price of $1.00 per warrant from us in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. Each insider warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share. The holders of the insider warrants are entitled, at any time and from time to time, to exercise the insider warrants on a cashless basis at the discretion of the holder. The proceeds from the sale of the insider warrants will be deposited into a trust account, subject to a trust agreement and will be part of the funds distributed to our public stockholders in the event we are unable to consummate a business combination.

The public warrants and the insider warrants are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act covering the issuance of the common stock underlying the warrants. We must use commercially reasonable efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above. Except for the warrants included in the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The insider warrants, however, may be exercised by means of cashless exercise. If a holder of public warrants does not, or is not able to, exercise such warrants, such warrants will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants, liability classification is not required under EITF 00-19. We will, therefore, account for the warrants as equity.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination, one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry. We expect to evaluate target businesses in various sectors that may provide significant opportunities for growth and value creation. Our efforts in identifying a prospective acquisition target will not be limited to a particular geographic location. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally. We do not have any initial business combination under consideration or contemplation. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted or been contacted by, any potential acquisition target or had any discussions, formal or otherwise, with respect to such a transaction.

Our definition of “business combination” should be considered in your investment decisions in connection with this offering and ultimately in connection with the approval of a business combination. We will make an initial investment in an operating business with a fair market value of at least 80% of the amount held in trust. Under our definition of business combination, the acquisition may be consummated through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination. We will have the flexibility to acquire less than 100% of the target enterprise, but in no event less than a majority interest of a business. In the event we acquire less than 100% of an acquisition candidate, the 80% of the amount held in trust requirement will be based on the fair market value of the acquired majority interest. In evaluating a prospective acquisition target, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements and return on investment;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the particular consumer products and services segment and related industries;

•	stage of development of the products, processes or services;

•	breadth of products and/or services offered;

•	degree of current or potential market acceptance of the products and/or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

See “— Effecting a Business Combination — Sources of acquisition targets” for a discussion of acquisition targets of Global Consumer Acquisition Corp., a blank check company formed in 2007 by our sponsor to acquire businesses in the global consumer products and services industry. For a discussion of potential conflicts of interest that you should be aware of, see “Management — Conflicts of Interest.”

Management and Board Expertise

We believe that the extensive contacts and relationships of our executive officers and directors, who average more than           years of experience finding and executing business, investment and acquisition transactions, will enable us to source, evaluate and execute initial business combination opportunities successfully. Our executive officers and directors have strong reputations in the marketplace and long-term relationships with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in the global consumer products and services industry, and with other boards in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys and accountants, among others.

While the past successes of our executive officers and directors do not guarantee that we will successfully identify and consummate an initial business combination, they will play an important role in assisting us in finding potential targets and negotiating an agreement for our initial business combination.

Business Strategy

We believe we can benefit from the expertise of the members of our management team in investing in and managing operating companies and that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•	An Established Business with a Proven Operating Track Record. We will seek established businesses with records of strong financial performance and sound operating results, or ones that our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

•	Strong Industry Position. We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

•	Ability For Us To Add Value. We will seek a target company where our management team has identified opportunities to improve the operating business through the implementation of marketing, operational, growth and management strategies to augment the company’s existing capabilities.

Effecting a Business Combination

General

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital exchange, stock purchase, asset acquisition or other similar business combination, one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with an acquisition target having a fair market value that is at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition, there are no limitations on the type of investments (including investments in securities of entities that own or finance consumer products and services activities) we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with an acquisition target having a fair market value that is at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments (including investments in securities of entities that own or finance consumer products and services activities) in any location or product type.

We have not identified an acquisition target

To date, we have not selected any acquisition target on which to concentrate our search for a business combination. None of our officers, directors, promoters, our sponsor or other affiliates is currently engaged in discussions on our behalf or had any contacts or communications with representatives of other companies regarding the possibility of a potential merger, capital exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition target for our company, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. Neither we nor our officers, directors, promoters or affiliates will engage in any communications with acquisition candidates for our company until after the consummation of this offering. As a result, we cannot assure you that we will be able to locate an acquisition target or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that an acquisition target have a fair market value of at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any acquisition target with which we may ultimately consummate a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular acquisition target, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of acquisition target

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates in the global consumer products and services industry that we intend to target. Acquisition targets may be brought to our attention by our officers and directors, through their industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. We will not, however, acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Additionally, we have not contacted any of the prospective target businesses that Global Consumer Acquisition Corp. has contacted in connection with its search for a business combination and do not intend to do so unless the business, operations, financial condition and/or prospects of such target business have improved. At this time, we do not anticipate this happening. Global Consumer Acquisition Corp is a blank check company formed by our sponsor in 2007 to acquire, like us, businesses in the global consumer products and services industry. Acquisition targets may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers, may also introduce us to acquisition targets they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In the event we seek to utilize unaffiliated brokers or other sources any finder’s fee will be approved by our board of directors. In no event will any of our existing officers, directors or founding stockholders, or any entity with which they are affiliated, be paid any finder’s fee for any services they render, in order to effectuate the consummation of the initial business combination, nor will we acquire any affiliate of our sponsor or any of our officers or directors. See “Management — Conflicts.”

Selection of an acquisition target and structuring of a business combination

Subject to the requirement that our business combination must be with an acquisition target having a fair market value that is at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition targets. We have not established any other specific attributes or criteria (financial or otherwise) for prospective acquisition targets.

In evaluating a prospective acquisition target, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the consumer products and services and related industries;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective acquisition target, we will conduct an extensive due diligence review that will encompass, among other things, a review of all environmental issues, and a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective acquisition target execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refuses to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition that is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will be consummated.

The time and costs required to select and evaluate an acquisition target and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective acquisition target with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business upon the approval of our board of directors, in no event, however, will we pay any of our existing officers, directors or founding stockholders, or any entity with which they are affiliated, any finder’s fee in connection with the consummation of the initial business combination.

Fair market value of acquisition target

The initial acquisition target that we acquire must have a fair market value equal to at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition, subject to the conversion rights described below, although we may acquire an acquisition target whose fair market value significantly exceeds such 80% minimum valuation standard. In the event we acquire less than 100% of an acquisition candidate, the fair market value of the 80% of the amount held in trust requirement will be based on fair market value of the acquired majority interest. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund-raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Prior to entering into an agreement for an acquisition target, the fair market value of such acquisition target will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We do not intend to seek a third party valuation or fairness opinion. However, in considering the entire fairness of a business combination to our stockholders, our board of directors may determine that an independent valuation or fairness opinion will be necessary in satisfying its fiduciary duties under Delaware law, including in determining the fair market value of the acquired interests, in the event the valuation is a complex analysis. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Possible lack of business diversification

Our business combination must be with an acquisition target that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several consumer products and services businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to consummate several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisition or acquisitions, which may make it more difficult for us, and delay our ability, to consummate the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, all of our founding stockholders have agreed, and their permitted transferees will agree, to vote all of their founder shares in accordance with the majority of the shares of common stock of public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination and the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence. Our founding stockholders have also agreed that, if they acquire shares of common stock in this offering or following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination and the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, a majority of the holders of our outstanding shares of common stock vote in favor of the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence and conversion rights have been exercised with respect to less than 40% of the shares of common stock issued in this offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve an our business combination), subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Extension of time to consummate a business combination to up to          , 2010 [30 months from the consummation of this offering]

We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination by          , 2010 [24 months from the consummation of this offering] (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our Amended and Restated Certificate of Incorporation to extend the date before which we must consummate a business combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 30 months from the consummation of this offering to consummate a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to          , 2010 [30 months from the consummation of this offering], or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to          , 2010 [30 months from the consummation of this offering] and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must consummate a business combination beyond          , 2010 [24 months from the consummation of this offering]. In such event, if we cannot consummate the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 30 months, our founding stockholders have agreed, and their permitted transferees will agree, to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, the founding stockholders have agreed to vote any shares of common stock purchased in this offering and in the open market after this offering in favor of such extension.

If holders of a majority of our outstanding shares of common stock vote in favor of such extension and holders of less than 40% of the shares sold in this offering vote against the proposed extension and elect to convert their shares (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering), we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our founding stockholders, either with respect to their founder shares or any shares of common stock in this offering or after this offering in the open market) the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Founding stockholders are not entitled to convert any of their founder shares (and the shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) or shares of common stock acquired in this offering or after this offering in the open market into a pro rata share of the trust account. In addition, any stockholders voting against a proposed extension of the time period within which we must consummate a business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension (subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering). The actual per-share conversion price will be equal to the amount then in the trust account, which shall include $9,700,000 from the purchase of the insider warrants by the insider warrant holder, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts permitted to be disbursed for working capital purposes, and calculated, in the case of our business combination, as of two business days prior to the consummation of the proposed business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock sold in this offering then outstanding at the time of such conversion. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $9.85, or $0.15 less than the per-unit offering price of $10.00. Because the initial per share conversion price is $9.85 per share (plus pro rata accrued interest net of taxes payable and amounts permitted to be disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved or the extension is effected, stockholders that vote against the business combination or the extension and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $10,500,000 ($0.30 per share) of deferred underwriting discount held in the trust account.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d)of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on an extension of the time period within which we must consummate our business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then-current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then-current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or extension at a meeting held for that purpose. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder wishes to exercise his conversion rights, he must vote against the proposed business combination or the extension, and, at the same time, demand that we convert his shares into cash by marking the appropriate space on the proxy card. If, notwithstanding a stockholder’s vote, the proposed business combination is consummated or the extension is effected, then such stockholder will be entitled to receive a pro rata share of the trust account, including any interest earned thereon as of date which is, in the case of the business combination, two business days prior to the proposed consummation of the business combination, or, in the case of the extension period, the date of the stockholders’ meeting called for the purpose of voting on the extension period. If a stockholder exercises his conversion rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock. A stockholder will only be entitled to receive cash for these shares if he continues to hold these shares through the closing date of the proposed business combination and then tenders his stock certificate to us. If a stockholder converts his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in this offering in accordance with the terms hereof. If the proposed business combination is not consummated or the extension is not effected, then a stockholder’s shares will not be converted into cash, even if such stockholder elected to convert.

We anticipate that a public stockholder who tenders shares for conversion in connection with the vote to approve our business combination would receive payment of the conversion price for such shares concurrently with the payment by us of the consideration to be paid to the stockholders of the target business in our business combination. We anticipate that a public stockholder who tenders shares for conversion in connection with a vote to approve an extension period would receive payment of the conversion price for such shares within three business days after receipt by our transfer agent of such stockholder’s election to convert and physical or electronic delivery of its stock certificate.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We may impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following a business combination, as well as for administrative ease. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must consummate a business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement. If we are requiring stockholders to satisfy such a delivery requirement, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We may impose such a requirement in order to provide a clear deadline and greater certainty as to the number of shares that will be subject to conversion following a business combination, as well as for administrative ease. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or an extension of the time period within which we must consummate a business combination will indicate whether we are requiring stockholders to satisfy such a delivery requirement. If we are requiring stockholders to satisfy such a delivery requirement, a stockholder would have from the time we send out our proxy statement through the vote on the business combination or extension to deliver his shares if he wishes to exercise his conversion rights. If applicable, this time period will vary depending on the specific facts of each transaction. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Liquidation if no business combination

Our Amended and Restated Certificate of Incorporation provides that we will continue in existence only until          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension). This provision may not be amended except in connection with the consummation of a business combination. If we have not consummated a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension) as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering, we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months (or 30 months if our stockholders approve an extension) of the consummation of this offering. In the event we liquidate after termination of our existence by operation of law on          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date.

Our founding stockholders have waived their rights to participate in any distribution with respect to their founder shares and the shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering upon our liquidation prior to a business combination. However, founding stockholders who acquire shares of common stock or warrants in or after this offering will be entitled to a pro rata share of the trust account with respect to such shares of common stock (including shares acquired upon exercise of such warrants) upon the liquidation of the trust account if we fail to consummate a business combination within the required time period. There will be no distribution with respect to our warrants that will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust fund, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.85 (of which approximately $0.30 per share is attributable to the underwriter’s discount), or $0.15 less than the per-unit offering price of $10.00. There can be no assurance that any stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors who could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $9.85, plus interest (net of taxes payable and amounts permitted to be disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor agreed, pursuant to an agreement with us that, if we liquidate prior to the consummation of a business combination, it will be liable only if a vendor, service provider, prospective target business or other entity does not provide a valid and enforceable waiver to any rights or claims to the trust account as of the date of the consummation of this offering to pay debts and obligations to creditors. Additionally, the underwriter has agreed to forfeit any rights or claims against the proceeds held in the trust account that includes a portion of its underwriter’s discount. Based on information we have obtained from our sponsor, we currently believe that we have substantial means and capability to fund a shortfall in our trust account even though we have not reserved for such an eventuality. Specifically, we believe the fee income from our sponsor’s $           assets under management (as of March 31, 2008) will be sufficient to cover its indemnification obligations. We cannot assure you, however, that we would be able to satisfy those obligations.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $4,950,000 (comprised of $50,000 available outside of the trust account from the offering proceeds and up to $4,900,000 interest income, net of taxes payable on all interest income earned on the trust account, which we may seek to withdraw from the trust account for working capital purposes) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension)). The indemnification provision is set forth in an insider letter to be executed on behalf of our sponsor. This insider letter specifically sets forth that, in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account as of the consummation of this offering for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent ten years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers and investment bankers) or potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.85 per share, without taking into account any interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination that the stockholder voted against and which is consummated by us or in connection with any vote for a proposed extension of the time period within which we must consummate a business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (that may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of one or more properties or assets or control of one or more operating businesses in the global consumer products and services industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Global Consumer Acquisition Corp., a blank check company formed in 2007 by our sponsor to acquire businesses in the global consumer products and services industry, is a direct competitor of ours, and two of our executive officers, one of whom is a director, are also executive officers and/or directors of Global Consumer Acquisition Corp. Global Consumer Acquisition Corp. has not yet entered into a definitive agreement for a business combination. Our Amended and Restated Certificate of Incorporation provides that Mr. Ader and Mr. Nelson have no obligation to offer us an opportunity to participate in any such business opportunity even if that opportunity is one that we might reasonably have pursued. Accordingly, any such opportunity, no matter how attractive it may be to us, may not be presented to our company. Our ability to compete will be limited to a certain extent by Global Consumer Acquisition Corp., unless and until it is able to effect a business combination. See “Management — Conflicts of Interest.”

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain acquisition targets:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the acquisition target. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 1370 Avenue of the Americas, New York, NY 10019.

Employees

We currently have two executive officers: Jason N. Ader and Andrew Nelson. We anticipate that we will have access to the services of other personnel of our sponsor on an as-needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. See “Management — Investment Committee” and “Management — Services by Our Sponsor Team.” None of our officers have entered into employment agreements with us and none of our officers, including Jason N. Ader, are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential acquisition target, (ii) performing due diligence on one or more acquisition targets or (iii) completing the business combination for a selected acquisition target. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Exchange Act, and will have ongoing reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain audited financial statements reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the assets or businesses to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific acquisition target we seek to acquire. While the requirement of having available financial information for the acquisition target may limit the pool of potential acquisition candidates, given the broad range of acquisition targets with which we may consummate a business combination, we do not believe that the narrowing of the pool will be material.

We will be required to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act for each fiscal year ending on or after December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to consummate any business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated under the Securities Act assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise the over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$344,650,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $334,150,000 from the net proceeds payable to us and $10,500,000 of the proceeds attributable to the underwriter’s discount.	$292,950,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $344,650,000 of net offering proceeds held in trust will only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in registered money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act.	Proceeds may be invested only in specified securities such as a registered money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of acquisition target	The initial acquisition target that we acquire must have a fair market value equal to at least 80% of the amount held in trust (net of taxes and amounts permitted to be disbursed for working capital and excluding the amount held in the trust account representing a portion of the underwriter’s discount) at the time of such acquisition.	We would be restricted from acquiring an acquisition target unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the consummation of this offering. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriter’s over- allotment option and (2) its	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

exercise in full, subject in either case to our having filed a Current Report on Form 8-K as referenced below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the consummation of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on our business combination and any proposed extension of the time period, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination or extension, the business combination or extension will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to convert his, her or its shares of common stock into his, her or its pro rata share of the trust account; provided that if holders of 40% or more of our outstanding common	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow

	Terms of Our Offering	Terms Under a Rule 419 Offering

	stock both elect to convert their shares of common stock and vote against the business combination or extension, we will not consummate such business combination or extend the time period within which we must consummate a business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. The right to convert is subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	account must be returned to all investors and none of the securities will be issued.

Business combination deadline	If we are unable to consummate a business combination , 2010 [24 months from the consummation of this offering] (or up to , 2010 [30 months from the consummation of this offering]	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.

if our stockholders approve an extension), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account

	Terms of Our Offering	Terms Under a Rule 419 Offering

balance as described in the prospectus. However, if we consummate a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time, except to satisfy stockholder conversion rights and to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors — Risks associated with our business — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Executive Officers and Directors

Our current executive officers and directors are as follows:

Name	Age	Position

Jason N. Ader	40	Chairman of the Board, Chief Executive Officer and President
Andrew Nelson	29	Chief Financial Officer and Assistant Secretary
Lowell Kwiat	56	Director
Guy Oseary	36	Director
Mehmet Oz	47	Director
H.E. Sheikh Jabor bin Yousef bin Jassim Al-Thani	40	Director

Jason N. Ader is our Chairman of the Board, Chief Executive Officer and President. Mr. Ader founded and has served as the President and Chief Executive Officer of Hayground Cove Asset Management LLC, or Hayground Cove, a New York-based investment management firm with approximately $           of assets across funds and accounts under management as of March 31, 2008. Mr. Ader is the sole member of Hayground Cove Asset Management LLC, the managing member of Hayground Cove Fund Management LLC, which is the general partner of Hayground Cove Associates LP, the investment manager for Hayground Cove Institutional Partners LP, Hayground Cove Overseas Partners Ltd., Hayground Cove Turbo Fund LP, Hayground Cove Turbo Fund Ltd., Hayground Cove Low Beta Fund LP, Hayground Cove Low Beta Fund Ltd. and Atlas Master Fund Ltd. Mr. Ader also serves as Chairman of Hayground Cove’s Investment Committee and Co-Chairman of Hayground Cove’s Risk Committee. Since, 2007, Mr. Ader has also served as Chairman of the Board of Global Consumer Acquisition Corp., a blank check company formed to acquire businesses in the global consumer products and services industry. In addition, since 2006, Mr. Ader has served as Chairman of the Board of India Hospitality Corp., a blank check company formed to acquire Indian businesses or assets in the hospitality, leisure, tourism, travel and related industries, which consummated the acquisition of SkyGourmet and Mars Restaurants in July 2007. Mr. Ader has a strong asset management record and, prior to founding Hayground Cove, was a Senior Managing Director at Bear, Stearns & Co. Inc. from 1995 to 2003, where he performed equity and high yield research for more than 50 companies in the gaming, lodging and leisure industries. From 1993 to 1995, Mr. Ader served as a Senior Analyst at Smith Barney covering the gaming industry. From 1990 to 1993, Mr. Ader served as a buy-side analyst at Baron Capital, where he covered the casino industry. Mr. Ader was rated as one of the top ranked analysts by Institutional Investor Magazine for nine consecutive years from 1994 to 2002. Mr. Ader has a B.S. degree in Economics from New York University and an M.B.A. in Finance from New York University, Stern School of Business.

Andrew Nelson is our Chief Financial Officer and Assistant Secretary. Mr. Nelson has also served as Chief Financial Officer and Assistant Secretary of Global Consumer Acquisition Corp. since 2007 and Managing Director of Finance & Accounting at Hayground Cove since September 2005. In such capacity, Mr. Nelson is responsible for the finance and accounting functions of the firm, provides financial reporting and assists with risk management. Mr. Nelson is also a member of Hayground Cove’s Risk Committee. From 2006 to 2007, Mr. Nelson also served as controller of India Hospitality Corp. Prior to joining Hayground Cove, Mr. Nelson worked at Context Capital Management, a hedge fund located in San Diego, California specializing in the convertible arbitrage strategy, as a Senior Operations Consultant from September 2004 to August 2005. Prior to that, he was a Fund Associate at Hedgeworks LLC from September 2002 to August 2004. Mr. Nelson graduated from the University of Vermont with a B.S. in Business. Mr. Nelson is a Charted Financial Analyst and is enrolled in the Executive M.B.A. Program at New York University.

Lowell Kwiat is a member of our board of directors. Since 1974, Mr. Kwiat has served as co-president of Kwiat Inc., a manufacturer of high end diamonds and diamond jewelry. In honor of its 100-year anniversary, Kwiat Inc. received the prestigious JIC Gem Award for Enduring Achievement, recognizing the company’s success in marketing and product design. Mr. Kwiat is an Executive Committee Member of the Jewelry

Information Center, an Executive Committee Member of the Jewelers Vigilance Committee and a member of the Diamond Manufactures and Importers Association, Diamond Dealers Club and 24 Kt. Club. Mr. Kwiat received his bachelor’s degree from the Wharton School at the University of Pennsylvania in 1973. Mr. Kwiat has not served on and does not currently serve on other public company boards of directors.

Guy Oseary is a member of our board of directors. Since 2004 Mr. Oseary has served as a principal in Untitled Entertainment, a top entertainment management company. Untitled Entertainment’s list of clients includes Hilary Swank, David Caruso, Penelope Cruz, Naomi Watts, Demi Moore, Ashton Kutcher and Lucy Liu. Prior to Untitled, Mr. Oseary served as a partner in Maverick Records and a producer for Maverick Films, positions he had held since 1994 and 2002, respectively. The roster of artists at Maverick Records included Prodigy, Alanis Morrisette, Deftones, The Wreckers, Paul Oakenfold and Michelle Branch. Mr. Oseary guided Maverick Records to over 100 million albums sold worldwide and secured its spot as one of the industry’s leading boutique record labels. Mr. Oseary co-produces “Last Call with Carson Daly” and is the executive producer of the critically acclaimed series “The Riches,” which is in its second season on FX. As an author, Mr. Oseary has penned two books, including “On The Record,” a collection of interviews and advice from over 150 artists, musicians and music executives sharing their secrets of success. In 2005, Mr. Oseary became the manager for his longtime business partner Madonna and guided her through the 2006 “Confessions” worldwide tour, one of the top-grossing tours of all time. Mr. Oseary’s other clients include New York Yankees third baseman Alex Rodriguez, musician Lenny Kravitz and magician David Blaine. Mr. Oseary has not served on and does not currently serve on other public company boards of directors.

Mehmet Oz is a member of our board of directors. Dr. Oz is Vice Chair and Professor of Cardiac Surgery at Columbia University and directs the Cardiovascular Institute and Complementary Medicine Program at New York-Presbyterian Hospital, positions he has held since 1986. Since 2001, Dr. Oz has served on the board of Siga Pharmaceuticals and served on the board of the Osiris stem cell company from 2003 to 2005. Dr. Oz has been involved in numerous successful medical start up companies including E-Valve and Percutaneous Valve Technologies. Dr. Oz is also a chief medical consultant to Discovery Communications and joined Oprah Winfrey as a regular contributor to the 24/7 XM Satellite Radio: Oprah & Friends channel in 2006. Dr. Oz has authored over 400 original publications, book chapters, abstracts and books and has received several patents. Dr. Oz was voted “The Best and Brightest” by Esquire Magazine, was elected one of the Doctors of the Year by Hippocrates magazine and Healers of the Millennium by Healthy Living magazine and has been named to Global Leaders of Tomorrow by the World Economic Forum. In 2006, Dr. Oz was honored as one of “The Harvard 100 Most Influential Alumni” in the 02138 Magazine. Dr. Oz received his undergraduate degree from Harvard University in 1982 and obtained a joint MD and MBA in 1986 from the University of Pennsylvania School of Medicine and Wharton Business School. Furthermore, Dr. Oz received a honorary doctorate from Istanbul University.

H.E. Sheikh Jabor Bin Yusef Bin Jassim Al-Thani is a member of the royal family of Qatar and currently is cabinet chief to the Prime Minister of Qatar. Prior to this position, Sheikh Jabor Bin Yusef Bin Jassim Al-Thani served as cabinet chief to the Minister of Foreign Affairs of Qatar for seven years. During his tenure in both of these positions, he prepared and attended all of the international, regional and gulf cooperation council meetings. These meetings encompassed political and economic issues, treaties and protocols. Sheikh Jabor Bin Yusef Bin Jassim Al-Thani is the chairman and director of several privately established companies in Qatar. The companies are active in the industrial, commercial, representation, real-estate, energy conference and exhibition industries. Sheikh Jabor Bin Yusef Bin Jassim Al-Thani chairs United Group for Project Energy and Environmental Holding, whose subsidiary US Qatar Expo hosted the Forbes CEO Middle East Forum in 2006. Sheikh Jabor Bin Yusef Bin Jassim Al-Thani received a law degree from Lebanese University. Sheikh Jabor Bin Yusef Bin Jassim Al-Thani has not served on and does not currently serve on other public company boards of directors.

Director Independence

Our board of directors has determined that Messrs. Kwiat, Oseary and Oz and Sheikh Jabor Al-Thani are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended.

Investment Committee

Effective upon consummation of this offering, we will form an investment committee to advise and consult with our management team with respect to our investment policies, financing and leveraging strategies and investment guidelines. The initial members of the investment committee will be Jason N. Ader, the Chairman of our Board of Directors, Chief Executive Officer and President, who will serve as the initial chairman of the committee and          , a member of our board of directors. At this time, we have no plans to select additional committee members nor do we have any understanding that members of the investment committee must be associated with our sponsor. Mr. Ader will be responsible for analyzing investment opportunities and will benefit from his investment experience at Hayground Cove Asset Management. The Committee will meet from time to time to discuss and assess potential business combinations.

Services by Our Sponsor Team

Our sponsor has agreed to provide us various services in connection with our search for a target business or businesses pursuant to a services agreement. See “Certain Relationships and Related Transactions — Services Agreement with Hayground Cove.” We believe that our ability to leverage the experience of our sponsor’s team will provide us an advantage in sourcing and closing a business combination. Members of our sponsor that will be assisting us include:

Marc Soloway — He is President of Hayground Cove where he is responsible for assisting the CEO in the portfolio management process as well as general firm decisions. Mr. Soloway also serves as Co-Chairman of Hayground Cove’s Risk Committee and is a member of Hayground Cove’s Investment Committee. He is also responsible for analyzing investment opportunities in the retail, apparel, technology and Internet sectors. Prior to joining Hayground Cove, Mr. Soloway was an Equity Research Associate at Smith Barney focusing on Discount and Department Stores. Prior to Smith Barney, he was a Food and Drug Store Equity Research Associate at Bear, Stearns & Co. Inc., as well as a Senior Analyst in the Corporate Finance Division of May Department Stores Co. He also has experience working as an Assistant Buyer for the Famous Barr Division of MDSC during 1997. Mr. Soloway holds a B.S. in Management from Purdue University and an M.B.A. from Washington University. Mr. Soloway is a Chartered Financial Analyst.

Jennifer Albrecht — She is Vice President and Research Analyst at Hayground Cove. In such capacity, Ms. Albrecht is responsible for analyzing investments in the branded consumer products, hospitality, retail and apparel sectors. Previously, Ms. Albrecht worked at Satellite Asset Management as a Research Analyst. Formerly, she was a Research Assistant at Smith Barney covering specialty retailers. She received a B.A. from the University of Virginia. Ms. Albrecht is a Chartered Financial Analyst.

David Witkin — He is Vice President and Research Analyst at Hayground Cove. Mr. Witkin is responsible for analyzing investment opportunities in the industrial sector, as well as special situations, including merger arbitrage. Prior to joining Hayground Cove, he was a Portfolio manager at Citicorp Alternative Investments, focusing on deep-value equities and special situations. Previously, Mr. Witkin was a research analyst at Mason Capital Management and at Bear, Stearns & Co. Inc. where he covered risk arbitrage and equity special situations. He received an A.B. in Economics, Magna Cum Laude, from Harvard University.

Scott LaPorta — He is a managing director of Hayground Cove. Mr. LaPorta has a strong acquisition, turnaround, brand repositioning and investment background. Prior to joining Hayground Cove in 2007, he was an Executive Vice President of Tennenbaum Capital Partners, LLC from April 2007 to July 2007 and, prior to that, President of Levi Strauss & Co.’s brands (Dockers, Levi’s, and Signature) in Mexico and Canada as well as Levi Strauss Signature in the United States from October 2003 to March 2007. His prior responsibilities at Levi Strauss included Senior Vice President of Sales, Strategy and Finance for Levi Strauss North America where he was the lead turn around strategist from February 2002 to October 2003. Since 2007, Mr. LaPorta has also served as Chief Executive Officer and President of Global Consumer Acquisition Corp., a blank check company formed to acquire businesses in the global consumer products and services industry. Mr. LaPorta has prior experience as the Chief Financial Officer for Park Place Entertainment overseeing acquisitions, development, investor relations, corporate finance and financial planning from 1998 to 2001 and, prior to that, as the Treasurer of Hilton Hotels Corporation from 1996 to 1998. Before joining Hilton, Mr. LaPorta held a series of financial positions at the Marriott companies progressing to Treasurer of Host Marriott Corporation from 1993 to 1996. Mr. LaPorta earned a Bachelor’s degree in Accounting from the University of Virginia and a Master’s degree in Business Administration from Vanderbilt University. Prior to attending business school he was a senior accountant at Price Waterhouse.

Evan Wax — He is Managing Director and Head Trader at Hayground Cove. Mr. Wax manages all operations of the trading desk. Mr. Wax also serves on both Hayground Cove’s Investment Committee and Risk Committee. Previously, Mr. Wax worked as a Financial Analyst at Goldman Sachs. Prior to joining Goldman Sachs, he was an Execution Trader at Williams Trading. Mr. Wax graduated from Yale University where he received a B.A. in Economics.

Laura Conover — She is Chief Operating Officer and Chief Compliance Officer of Hayground Cove. In such capacity, Ms. Conover is responsible for compliance oversight and the operations and back office functions of the firm. Ms. Conover also serves on Hayground Cove’s Investment Committee. Prior to joining Hayground Cove, Ms. Conover was a Research Assistant for Mr. Ader at Bear, Stearns & Co. Inc. for five years. Ms. Conover graduated from Kean University with a B.A. in Finance.

Mira Cho — She is Vice President and Research Analyst at Hayground Cove. In such capacity, Ms. Cho is responsible for analyzing investment opportunities in the retail, apparel, internet, and technology industries. Previously, she was a consultant with Factset Research Systems, a supplier of online financial and economic database services, and a Research Analyst with Guideline, Inc., a provider of customized business research and analysis. Ms. Cho graduated from Johns Hopkins University with a B.A. in Public Health Studies with Economics concentration. Ms. Cho is also a CFA Level Two Candidate.

Todd Brockett — He is a research analyst for Hayground Cove. Mr. Brockett is responsible for analyzing investment opportunities across our core focus areas. Prior to joining Hayground Cove, he was a consultant with Factset Research Systems, a supplier of online financial and economic database services. Previously, Mr. Brockett taught middle school mathematics through Teach for America. Mr. Brockett received a B.S. in Mathematics and Biochemistry, Magna Cum Laude, from the University of Nebraska.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which we believe will consist of Messrs.          . Mr.           will serve as the chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts and independence of our independent registered public accounting firm and internal finance department; and

•	providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department and the board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr.           satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which we believe will consist of Messrs.           and          , each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. Mr.           will serve as the chairman of our nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Compensation for Officers and Directors

Other than equity issuances as set forth under “Certain Relationships and Related Party Transactions,” no executive officer has received any cash or other compensation from us for services rendered to us. Messrs. Ader, and Nelson are employed by our sponsor and compensated by our sponsor for services provided as employees of our sponsor, including in connection with this offering. No finder’s fees will be paid to any of our existing officers, directors, founding stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations. After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Our board does not intend to seek a third-party evaluation in connection with a business combination, however, our board intends to have our audit committee, which is comprised of independent directors, review the reasonableness of significant out-of-pocket expenses incurred by the management team during its search.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

Our executive officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our officers and directors are not restricted from forming or becoming affiliated with entities, including other blank check companies or similar entities, engaged in business activities similar to those intended to be conducted by our company prior to the business combination. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. For instance, Jason N. Ader, the Chairman of our Board of Directors, Chief Executive Officer and President, and Andrew Nelson, our Chief Financial Officer, are also executive officers and/or directors of Global Consumer Acquisition Corp., a blank check company formed by our sponsor in 2007 to acquire business in the global consumer products and services industry. Global Consumer Acquisition Corp. has not yet entered into a definitive agreement for a business combination. Conflicts of interest may arise in connection with either of Mr. Ader’s or Mr. Nelson’s determination as to which of their respective affiliates, including Global Consumer Acquisition Corp., to offer any business opportunity that is presented to them. Accordingly, any such opportunity may not be presented to our company. Our Amended and Restated Certificate of Incorporation provides that Mr. Ader and Mr. Nelson have no obligation to offer us an opportunity to participate in any such business opportunity even if that opportunity is one that we might reasonably have pursued. Further, our Amended and Restated Certificate of Incorporation provides that neither Mr. Ader nor Mr. Nelson, nor their respective affiliates, will be liable to us or our stockholders for breach of any duty by reason of any such activities unless such business opportunity is expressly offered to either of Mr. Ader or Mr. Nelson in writing solely in his capacity as an officer or director, as applicable, of our company. Stockholders will be deemed to have notice of and consented to this provision of our Amended and Restated Certificate of Incorporation.

Since all of the founding stockholders’ founder shares will be subject to a lock-up agreement with our underwriter, which agreement will expire only if a business combination is successfully consummated, and since the founding stockholders may own securities that will become worthless if a business combination is not consummated, our board, whose members are founding stockholders, may have a conflict of interest in determining whether a particular acquisition target is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting an acquisition target, timely completing a business combination and securing the release of their stock.

We will not pursue an acquisition of an affiliate of our sponsor or of any of our officers or directors, including portfolio companies and other investments or interests held by our sponsor, officers and directors. Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

Our founding stockholders may purchase shares of common stock as part of the units sold in this offering or in the open market. All of the founding stockholders have agreed, and their permitted transferees will agree, to vote all their founder shares in accordance with the majority of shares of common stock held by public stockholders who vote at a meeting with respect to a business combination, an amendment to our Amended and Restated Certificate of Incorporation providing for the Company’s perpetual existence, and a proposed extension of the time period within which the Company must consummate a Business Combination. The founding stockholders also have agreed to vote any shares of common stock acquired by them in this offering and in the open market after this offering in favor of a business combination, the amendment to provide for our perpetual existence and any proposed extension.

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, the founding stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such business combination, such founding stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation that, if not agreed to by the target business’ management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest. In the event that any employment or consulting agreements are proposed to be entered into as a term of a business combination, such arrangement will be required to be approved by a majority of the disinterested members of our board of directors.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities in which they also serve as officers and/or directors, including in the case of Mr. Ader and Mr. Nelson, Global Consumer Acquisition Corp. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. Although neither our sponsor nor our officers and directors intend to seek any business opportunity that would present a conflict with us, subject to the corporate opportunities provisions of the Amended and Restated Certificate of Incorporation, no formal procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved. However, we expect the disinterested members of our board to determine whether a conflict exists and a majority of the disinterested members of our board will be required to approve any such affiliate transaction.

Each of our officers and directors actively manages his or her personal investments, some of which are in the global consumer products and services industry. We are not precluded from acquiring a company in which our officers and directors have made a personal investment. There are no arrangements, understandings or agreements regarding the priorities and preferences assigned to us as compared to the personal investments of our officers and directors.

In order to minimize potential conflicts of interest that may arise from other corporate affiliations that may arise in the future, prior to consummation of this offering, each of our officers and directors has agreed, except as described above, until the earliest of our consummation of a business combination, our liquidation or such time as he or she ceases to be an officer or director, (i) to present to our company for our consideration, prior to presentation to any other entity, any business opportunity that may reasonably be deemed appropriate for our company based on the description in this registration statement of our proposed business or which is required to be presented to us under Delaware law, and (ii) that he or she shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to such business opportunity unless and until he or she receives written notice from us that we have determined not to pursue such business opportunity.

In connection with the stockholder vote required to approve any business combination, all of the founding stockholders have agreed, and their permitted transferees will agree, to vote their founder shares in accordance with the majority of shares of common stock held by the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination and with respect to the amendment to our Amended and Restated Certificate of Incorporation to provide for our perpetual existence. The founding stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination, the amendment to provide for our perpetual existence and any proposed extension. Accordingly, any shares of common stock acquired by founding stockholders in this offering and in the open market after this offering will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, the founding stockholders will not have conversion rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation. In addition, with respect to their founder shares, and the shares of common stock underlying any insider warrants acquired by our sponsor immediately prior to this offering, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination, but only with respect to their founder shares and not with respect to any shares of common stock acquired in this offering and in the open market after this offering.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Common Stock
					As Adjusted for Offering,
			As Adjusted for Offering,		Assuming Full Exercise of
	Before the Offering		Assuming Redemption(2)		Over-Allotment Option(3)
		Percentage		Percentage		Percentage
Name and Address of	Number of	of Common	Number of	of Common	Number of	of Common
Beneficial Owner(1)	Shares(2)	Stock	Shares(4)	Stock	Shares(4)	Stock

Hayground Cove(5)	9,812,500	97.5%	8,532,009	19.5%	9,812,500	19.5%
Jason N. Ader(5)	9,812,500	97.5%	8,532,009	19.5%	9,812,500	19.5%
Andrew Nelson(6)	50,000	*	43,478	*	50,000	*
Guy Oseary(7)	50,000	*	43,478	*	50,000	*
Mehmet Oz(8)	50,000	*	43,478	*	50,000	*
H.E. Sheikh Jabor bin Yousef bin Jassim Al-Thani(9)	50,000	*	43,478	*	50,000	*
Lowell Kwiat(10)	50,000	*	43,478	*	50,000	*
All directors and officers as a group	10,062,500	100.0%	8,750,000	20.0%	10,062,500	20.0%

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the business address of each of the stockholders is 1370 Avenue of the Americas, 28th Floor, New York, New York 10019.

(2)	Assumes only the sale of 35,000,000 units in this offering but not the exercise of the 35,000,000 warrants comprising such units and the 9,700,000 insider warrants.

(3)	Assumes only the sale of 40,250,000 units in this offering but not the exercise of the 40,250,000 warrants comprising such units and the 9,700,000 insider warrants.

(4)	Unless otherwise indicated, all ownership is direct beneficial ownership.

(5)	Represents founder shares for which Hayground Cove and the funds and accounts it manages are direct beneficial owners. Jason N. Ader, the Chairman of our board of directors, Chief Executive Officer and President, does not directly own any of Hayground Cove’s 9,812,500 founder shares owned by it prior to this offering and disclaims beneficial ownership of such shares. However, Mr. Ader is the sole member of Hayground Cove, the managing member of Hayground Cove Fund Management LLC, which is the general partner of Hayground Cove Associates LP, the investment manager for each of the funds and accounts it manages and, in this capacity, he may be deemed the beneficial owner of the founder shares held by Hayground Cove and the funds and accounts it manages for purposes of applicable securities laws. As of the date of this prospectus, the funds and accounts managed by Hayground Cove have the following respective ownership interests: Hayground Cove (17.5%), Hayground Cove Institutional Partners LP (6.0%), Hayground Cove Overseas Partners Ltd. (37.9%), Hayground Cove Turbo Fund LP (7.3%), Hayground Cove Turbo Fund Ltd. (18.8%), Hayground Cove Low Beta Fund LP (1.7%), Hayground Cove Low Beta Fund Ltd. (1.5%) and Atlas Master Fund Ltd. (6.9%). Mr. Ader is also an investor in certain of the funds managed by Hayground Cove Associates LP. Hayground Cove directly owns 1,762,500 founder shares, which may be transferred among the various funds under Hayground Cove’s management, may be distributed to investors in such funds, and may be transferred to our officers and directors and/or employees of Hayground.

(6)	Andrew Nelson is our Chief Financial Officer and Assistant Secretary.

(7)	Guy Oseary is a member of our board of directors.

(8)	Mehmet Oz is a member of our board of directors.

(9)	H.E. Sheikh Jabor bin Yousef bin Jassim Al-Thani is a member of our board of directors.

(10)	Lowell Kwiat is a member of our board of directors.

Our sponsor has agreed to purchase in an insider private placement transaction a total of 9,700,000 insider warrants from us at a price of $1.00 per warrant. These insider warrants cannot be sold or transferred by the insiders until the consummation of a business combination, except in certain limited circumstances. The $9,700,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not consummate one or more business combinations that meet the criteria described in this prospectus, then the $9,700,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

In addition, we have agreed to redeem up to an aggregate of 1,312,500 founder shares in the event that the underwriter does not fully exercise the over-allotment option. We will redeem founder shares only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of our aggregate amount of issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option.

Immediately after this offering and the potential redemption of common stock described in the preceding paragraph, our founding stockholders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase units in this offering). Because of this ownership percentage, the founding stockholders may be able to collectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

All of the founder shares will be subject to a lock-up agreement with our underwriter until the earliest of:

•	180 days following the consummation of a business combination; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with an acquisition target.

During the lock-up period, the founding stockholders will not be able to sell or transfer their founder shares except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes or, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and (c) transfers of founder shares to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement), but will retain all other rights as our stockholders, including, without limitation, the right to vote their founder shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up. If we are unable to effect a business combination and liquidate, none of our founding stockholders will receive any portion of the liquidation proceeds with respect to their founder shares, or any shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering.

Mr. Ader is deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Securities Issuances to Our Executive Officers and Directors

On February 27, 2008, we issued 10,062,500 shares of our common stock (of which 1,312,500 shares are subject to redemption in the event that the underwriter does not fully exercise the over-allotment option, as more fully described in “Principal Stockholders”) to certain of the affiliates listed below for an aggregate amount of $10,063 in cash, at a purchase price of $0.001 per share. Subsequently, certain of those shares were transferred among our affiliates at the initial purchase of $0.001 per share. The following table shows the ownership of our stock by our executive officers and directors:

	Number of
Name	Shares	Relationship to Us

Jason N. Ader(1)	9,812,500	Chairman of the Board, Chief Executive Officer and President
Andrew Nelson	50,000	Chief Financial Officer and Assistant Secretary
Guy Oseary	50,000	Director
Mehmet Oz	50,000	Director
H.E. Sheikh Jabor bin Yousef bin Jassim Al-Thani	50,000	Director
Lowell Kwiat	50,000	Director

(1)	Represents founder shares for which Hayground Cove and the funds and accounts it manages are direct beneficial owners. Jason N. Ader, the Chairman of our board of directors, Chief Executive Officer and President, does not directly own any of Hayground Cove’s 9,812,500 founder shares owned by it prior to this offering and disclaims beneficial ownership of such shares. However, Mr. Ader is the sole member of Hayground Cove, the managing member of Hayground Core Associates LP, the general partner for each of the funds and accounts it manages and, in this capacity, he may be deemed the beneficial owner of the founder shares held by Hayground Cove and the funds and accounts it manages for purposes of applicable securities laws. Hayground Cove directly owns 1,762,500 founder shares, which may be transferred among the various funds under Hayground Cove’s management, may be distributed to investors in such funds, and may be transferred to employees of Hayground Cove.

All of such founder shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The founder shares issued to the individuals and entities above were sold for an aggregate offering price of $10,063 at a purchase price of $0.001 per share. No underwriting discounts or commissions were paid, nor was there any general solicitation, with respect to such sales.

Immediately after this offering (and after giving effect to the exercise of the underwriter’s over-allotment option or any redemption of shares of common stock by our founding stockholders in the event that the underwriter does not fully exercise the over-allotment option, as more fully described in “Principal Stockholders”), our founding stockholders, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership percentage, the founding stockholders may be able to collectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

On February 27, 2008, our sponsor agreed to purchase in an insider private placement transaction pursuant to Regulation D under the Securities Act 9,700,000 insider warrants from us at a price of $1.00 per warrant prior to the consummation of this offering. These warrants, which we collectively refer to as the insider warrants, will not be sold or transferred by the insiders until the completion of our initial business combination. The $9,700,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not consummate one or more business combinations that meet the criteria described in this prospectus, then the $9,700,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

Registration Rights

The holders of a majority of all of the (i) founder shares and (ii) shares of common stock issuable upon exercise of the insider warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed in connection with the insider private placement. Such holders may elect to exercise these registration rights at any time commencing on or after the date of consummation of this offering. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements we might file subsequent to the date of consummation of this offering. We will bear the expenses incurred in connection with the filing of any such registration statements.

Reimbursement and Indemnification of Officers and Directors

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible acquisition targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, our board, which includes persons who may not seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

No finder’s fees will be paid to any of our founding stockholders, officers or directors, or to any of their respective affiliates, prior to or in connection with a business combination.

We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our Amended and Restated Certificate of Incorporation. We believe that these provisions and agreements are necessary to attract qualified directors and officers. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

Employment Agreements

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and that we expect to be comparable to employment agreements with other similarly-situated companies in the global consumer products and services industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the global consumer products and services industry.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Services Agreement with Hayground Cove

We entered into an agreement with Hayground Cove, effective          , 2008, whereby Hayground Cove:

•	provides administrative services as required by us from time to time, including the administration of certain of our day-to-day activities;

•	provides office space to us for use by our employees for purposes of conducting our business;

•	performs accounting and controller-related services for us, including correspondence with our auditors;

•	makes available the services of Messrs. Ader and such other of Hayground Cove’s employees as agreed between us and the sponsor from time to time, including sourcing acquisition candidates;

•	provide investment advisory services to us, including, without limitation:

•	financial advice and services in connection with the direct or indirect acquisition or disposition by us of the assets or operations of any business or entity, whether by purchase or sale of stock or assets, merger or consolidation, or otherwise;

•	financial advice and services in connection with public or private equity and debt financing;

•	financial advice and services, including assistance with respect to matters such as cash management, treasure and financial controls;

•	corporate planning and corporate development advice and services;

•	strategic planning, including with respect to acquisitions; and

•	public relations and press relations advice and services; and

•	such other advice and services necessitated by the ordinary course of our business, as we may reasonably request from time to time.

The services provided under this agreement include the service of our sponsor. Please see “Management — Services by our Sponsor Team” for a description of the team.

Hayground Cove will receive $10,000 per month for these services after the consummation of this offering. In addition, we have undertaken to reimburse Hayground Cove, monthly in arrears, all out-of-pocket expenses incurred by Hayground Cove in performing these services and other services as maybe requested by us from time to time. Such reimbursement payments has not and will not exceed $10,000 per month. We believe that the fees charged by Hayground Cove for the foregoing services are at least as favorable as we could have obtained from an unaffiliated third party. This services agreement between Hayground Cove and us will terminate upon the consummation of an initial business combination.

Promissory Note

On          , 2008, we issued a promissory note in the amount of $           in favor of our sponsor, which amount reflects the funds advanced by our sponsor to us or on our behalf in connection with this offering. This note bears an interest rate of 5.0% per annum and is due on the earlier of (i)           , 2008 and (ii) the consummation of this offering. The principal amount of the note plus any accrued and unpaid interest thereon to the date of repayment will be repaid out of the proceeds of this offering.

DESCRIPTION OF SECURITIES

General

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the consummation of this offering, 10,062,500 shares of common stock (of which 1,312,500 shares are subject to redemption in the event that the underwriter does not fully exercise the over-allotment option, as more fully described in “Principal Stockholders”) will be outstanding. No shares of preferred stock are outstanding as of the date of this prospectus.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriter’s over-allotment option and (2) its exercise in full, subject in either case to our having filed a Current Report on Form 8-K referenced below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, all of our founding stockholders have agreed, and their permitted transferees will agree, to vote the founder shares in accordance with the majority of the shares of common stock of public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination, an amendment to our Amended and Restated Certificate of Incorporation providing for the company’s perpetual existence and a proposed extension of the time period within which the company must consummate a Business Combination. Our founding stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination, the amendment to provide for our perpetual existence and any proposed extension

In accordance with Article Sixth of our Amended and Restated Certificate of Incorporation (which Article Sixth cannot be amended without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights discussed below (including the shares as to which the conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate a business combination and (ii) the stockholder vote to approve our business combination). For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

There is no cumulative voting with respect to the election of directors and our directors will be elected by a plurality of the votes cast at an annual meeting, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination by          , 2010 [24 months from the consummation of this offering] (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our Amended and Restated Certificate of Incorporation to extend the date before which we must consummate a business combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by holders of a majority of our outstanding shares of common stock, we would have a total of up to 30 months from the consummation of this offering to consummate a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If holders of a majority of our outstanding shares of common stock vote against the proposed extension to up to          , 2010 [30 months from the consummation of this offering], or if holders of 40% or more of the shares sold in this offering vote against the proposed extension to up to          , 2010 [30 months from the consummation of this offering] and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must consummate a business combination beyond          , 2010 [24 months from the consummation of this offering]. In such event, if we cannot consummate the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

In connection with the vote required for the extension to up to 30 months, our founding stockholders have agreed, and their permitted transferees will agree, to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, the founding stockholders have agreed to vote any shares of common stock purchased in this offering and in the open market after this offering in favor of such extension.

If holders of a majority of our outstanding shares of common stock vote in favor of such extension and holders of less than 40% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional period of up to six months in which to consummate the business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before effecting our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

If at the end of such 30-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

At the time we seek stockholder approval of any business combination, we will offer to each public stockholder (but not to our founding stockholders, either with respect to their founder shares or any shares of common stock in this offering or the aftermarket) the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Founding stockholders are not entitled to convert any of their founder shares (and the shares of common stock underlying any insider warrants acquired by a founding stockholder immediately prior to this offering) or shares of common stock acquired in or after this offering into a pro rata share of the trust account. In addition, any stockholders voting against a proposed extension of the time period within which we must consummate a business combination will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. The actual per-share conversion price will be equal to the amount then in the trust account, which shall include $9,700,000 from the purchase of the insider warrants by the insider warrant holder, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts permitted to be disbursed for working capital purposes, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering then outstanding at the time of such conversion. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be approximately $9.85, or $0.15 less than the per-unit offering price of $10.00. Because the initial per share conversion price is $9.85 per share (plus pro rata accrued interest net of taxes payable and amounts permitted to be disbursed for working capital purposes), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved or the extension is effected, stockholders that vote against the business combination or the extension and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $10,500,000 ($0.30 per share) of deferred underwriting discount held in the trust account.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting as a “group” (as such term is used in Sections 13(d) and 14(d)of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our business combination or the stockholder vote required to approve our business combination. Shares converted in connection with the vote on an extension of the time period within which we must consummate our business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against an extension or a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will deter stockholders from accumulating large blocks of stock before the vote held to approve an extension or a proposed business combination and prevent an attempt to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then-current market price. For example, absent this provision, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against an extension or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then-current market price (or if our sponsor or management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction or against an extension.

Pursuant to our Amended and Restated Certificate of Incorporation, if we do not consummate a business combination by          , 2010 [24 months from the consummation of this offering] (or up to          , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time period, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts permitted to be disbursed for working capital purposes, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have agreed to waive their respective rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to their founder shares or the shares of common stock underlying any insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination or the proposed extension of the time period within which we must consummate our business combination and the business combination is approved and consummated or the extension is approved and effected. There are no sinking fund or redemption provisions applicable to the common stock. The right to convert is subject to the limitation described in this prospectus on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering. The actual per-share conversion price will be equal to the amount then in the trust account, which shall include $9,700,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and amounts permitted to be disbursed for working capital purposes and calculated, in the case of our business combination, as of two business days prior to the consummation of the proposed business combination, or, in the case of the extension period, as of the date of the stockholders’ meeting called for the purpose of voting on the extension period), divided by the number of shares of common stock sold in this offering then outstanding at the time of such conversion. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Founding stockholders are not entitled to convert any of their founder shares (including shares of common stock underlying any insider warrants held by a founding stockholder), or shares of common stock acquired in or after this offering into a pro rata share of the trust account, except that founding stockholders will be entitled to a pro rata share of the trust fund upon liquidation of the trust account with respect to any shares acquired in or after this offering.

Due to the fact that our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock that we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power, liquidation preference or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of our authorized preferred stock to effect a business combination. In addition, preferred stock could be utilized as a method of discouraging, delaying or preventing our change in control. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Immediately prior to the consummation of this offering, there will be 9,700,000 insider warrants outstanding representing warrants included in the insider warrants. Immediately after this offering, we will have an additional 35,000,000 public warrants outstanding, or 40,250,000 public warrants outstanding if the underwriter’s over-allotment option is exercised. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	, 2009 [one year from the consummation of this offering].

The warrants will expire at 5:00 p.m., New York City time on          , 2013 [five years from the consummation of this offering] or earlier upon redemption.

The warrants will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriter’s over-allotment option and (2) their exercise in full, subject in either case to our having filed a Current Report on Form 8-K referenced below and having issued a press release announcing when such separate trading will begin. The units will begin trading on or promptly after the consummation of this offering. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering.

We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement or maintain a current prospectus until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the insider warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the public warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our sponsor has agreed to purchase an aggregate of 9,700,000 insider warrants from us in an insider private placement at a price of $1.00 per warrant immediately prior to the consummation of this offering. The insider warrants have terms and provisions that are identical to the units and warrants being sold in this offering, respectively, except that (i) such insider warrants will be subject to a lock-up agreement with our underwriter and will not be transferable before the consummation of a business combination, subject to certain limited exceptions (such as, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and (c) transfers of insider warrants to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement or, in the case of an individual, transfers to relatives and trusts for estate planning purposes), (ii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed in connection with the insider private placement, (iii) the insider warrants will be non-redeemable so long as the insiders or their permitted transferees holds them and (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the insider warrants and by means of cashless exercise. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law, or transfers described above. The non-redemption provision does not apply to public warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the underwriter after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering insider private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the underwriter and our sponsor, our sponsor has agreed to purchase the insider warrants directly from us in an insider private placement and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased, since the purchase price of the insider warrants will be added to the proceeds held in the trust account. The purchase of the insider warrants in an insider private placement also has the benefit of reducing any concerns about open-market purchases by affiliates present in other blank check offerings.

The insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our sponsor and its affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, certain of our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 45,062,500 shares of common stock outstanding (1,312,500 of that will be redeemed from our founders on a pro rata basis if the underwriter’s over-allotment option is not exercised), or 50,312,500 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 35,000,000 shares sold in this offering, or 40,250,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 8,750,000 shares of common stock, or 10,062,500 shares of common stock if the over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144, except as described below. All of these 8,750,000 shares of common stock, or 10,062,500 shares of common stock if the over-allotment option is exercised in full, will be subject to a lock-up agreement with our underwriter and will not be transferable until the consummation of a business combination and will only be transferable prior to that date subject to certain limited exceptions, such as transfers to relatives and trusts for estate planning purposes or, in the case of our sponsor, (a) transfers among various funds under our sponsor’s management for rebalancing purposes only, (b) distributions to investors in such funds, provided that such investors agree to be bound by the lock-up agreement and (c) transfers of founder shares to our directors and officers and/or employees of our sponsor, provided that such persons agree to be bound by the lock-up agreement, or transfers to relatives and trusts for estate planning purposes, or our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset acquisition or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 9,700,000 warrants outstanding that upon full exercise will result in the issuance of 9,700,000 shares of common stock to the holders of the insider warrants. Such warrants and the underlying shares of common stock are subject to registration as described below under “— Registration Rights.”

Rule 144 Promulgated Under The Securities Act

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who acquired restricted shares of our common stock before the consummation of this offering and who has beneficially owned such shares of our common stock or warrants for at least one year would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 437,500 shares immediately after this offering (or 503,125 shares if the underwriter exercises the over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale,

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is possible that pursuant to Rule 144 our founding stockholders will be able to sell the founder shares and insider warrants (and underlying shares) freely without registration one year after we have consummated a business combination.

Registration Rights

The holders of a majority of all of (i) the 8,750,000 founder shares, or 10,062,500 founder shares if the over-allotment option is exercised in full, owned or held by the founding stockholders and (ii) the

9,700,000 shares of common stock issuable upon exercise of the 9,700,000 insider warrants will be entitled to make up to two demands that we register these securities pursuant to a registration rights agreement to be signed in connection with the insider private placements. Such holders may elect to exercise these registration rights at any time commencing on or after the date of consummation of this offering. In addition, these stockholders will have certain “piggy-back” registration rights with respect to registration statements filed by us subsequent to the date of consummation of this offering. We will bear the expenses incurred in connection with the filing of any such registration statements. Any securities registered pursuant to the registration rights agreement during the lock-up period will remain subject to the respective lock-up agreements of our founders.

Amendments to Our Amended and Restated Certificate of Incorporation

Our Amended and Restated Certificate of Incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	a prohibition against completing a business combination if 40% or more of our stockholders exercise their conversion rights, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with (i) a stockholder vote, if any, to approve an extension of the time period within which we must consummate our business combination and (ii) the stockholder vote to approve a business combination) in lieu of approving a business combination;

•	the right of stockholders voting against a business combination or an extension of the time period within which we must consummate a business combination (other than the founding stockholders and subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering) to surrender their shares of common stock for a pro rata portion of the amount then in the trust account in lieu of participating in a proposed business combination);

•	a requirement that in the event we do not consummate a business combination by , 2010 [24 months from the consummation of this offering] (or up to , 2010 [30 months from the consummation of this offering] if our stockholders approve an extension) our corporate existence will cease;

•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to a business combination as described in this prospectus; and

•	a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their conversion rights.

Our Amended and Restated Certificate of Incorporation, and the underwriting agreement that we will enter into with the underwriter in connection with this offering, limit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination unless the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering approve an amendment or modification to the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the limitation on amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law. We have not sought an unqualified opinion regarding the enforceability of the limitation on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the limitation on any amendment or modification of such provisions.

As a result, without the affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in this offering, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our Amended and Restated Certificate of Incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Listing

We intend to apply to have our units, common stock and warrants listed on the American Stock Exchange under the symbols “          .U,” “          ” and “          .W,” respectively. We anticipate that our units will commence trading on the American Stock Exchange on, or promptly after the consummation of this offering. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade both separately and as a unit on the American Stock Exchange.

Corporate Opportunities

Our Amended and Restated Certificate of Incorporation provides that Jason Ader, the Chairman of our Board of Directors, Chief Executive Officer and President, and Andrew Nelson, our Chief Financial Officer, have no obligation to offer us an opportunity to participate in business opportunities presented to either of them or their respective affiliates, including Global Consumer Acquisition Corp., even if the opportunity is one that we might reasonably have pursued. Further, the Amended and Restated Certificate of Incorporation provides that neither Mr. Ader or Mr. Nelson nor any of their respective affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless such business opportunity is expressly offered to either of Mr. Ader or Mr. Nelson in writing solely in his capacity as an officer or director, as applicable, of our company. Stockholders will be deemed to have notice of and consented to this provision of our Amended and Restated Certificate of Incorporation.

Delaware Anti-takeover Law

Pursuant to our Amended and Restated Certificate of Incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain United States federal income tax considerations applicable to the purchase, ownership and disposition of the units, common stock and warrants, which we refer to collectively as our securities, by beneficial owners of our securities that acquire our securities pursuant to this offering. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as securities held by investors subject to special tax rules (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, broker-dealers, tax-exempt organizations, and non-U.S. stockholders (as defined below) or United States expatriates or former long-term residents) or to persons that will hold the securities as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, partnerships or their partners, or U.S. stockholders (as defined below) that have a functional currency other than the United States dollar or have elected mark-to-market accounting or are subject to the alternative minimum tax, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any state, local, estate, gift or non-United States tax considerations. This summary is written for investors that will hold the securities as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address the United States federal income tax consequences to the Company or its stockholders resulting from a reincorporation of the Company in another jurisdiction in connection with a business combination and for purposes of this summary it is assumed that the Company will be organized as a Delaware corporation. Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the securities.

The term “U.S. stockholder” means a holder of our securities that, for United States federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation under United States federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States over its administration and one or more United States persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.

A “non-U.S. stockholder” is a holder that is not a U.S. stockholder or a partnership (the term partnership includes for this purpose any entity that is treated as a partnership for United States federal income tax purposes).

If a partnership is a beneficial owner of our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our securities, you should consult your tax advisor regarding the tax consequences of acquiring, holding and disposing of our securities.

Taxation of the Company

We are treated as a taxable C corporation under the Code. As such, the income and losses from our operations and our net capital gains are taxable to us at applicable corporate income tax rates.

Characterization of the Units

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the Internal Revenue Service (the “IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Taxation of U.S. Stockholders

Dividends

A U.S. stockholder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits. A U.S. stockholder that is a taxable corporation generally should qualify for the dividends received deduction if the requisite holding period is satisfied. A U.S. stockholder that is taxed as an individual generally will be subject to tax at the maximum rate accorded to capital gains for any qualified dividends for taxable years beginning on or before December 31, 2010 (after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income) if the requisite holding periods are satisfied and the stockholder does not elect to treat the dividends as investment income for purposes of the investment interest limitations. There is substantial uncertainty whether the conversion rights with respect to the common stock, described above under “Proposed Business — Effecting a Business Combination — Conversion rights,” may prevent a U.S. stockholder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of the shares of common stock. Any amount in excess of both our current and accumulated earnings and profits and the adjusted tax basis will be treated as capital gain, long-term if the shares of common stock have been held for more than one year, as described below under “Taxation of U.S. Stockholders — Taxable Disposition of Common Stock.”

Taxable Disposition of Common Stock

A U.S. stockholder generally will recognize capital gain or loss for United States federal income tax purposes upon a sale or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) in an amount equal to the difference between the amount realized from the sale or disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and the stockholder’s adjusted tax basis in the common stock. Such gain generally will be long-term if, on the date of such sale or disposition, the common stock was held by the U.S. stockholder for more than one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Effecting a Business Combination — Conversion rights,” may suspend the running of the applicable holding period for this purpose. The deductibility of a capital loss may be subject to limitations.

Conversion of Common Stock

In the event that a U.S. stockholder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. stockholder under Section 302 of the Code, the holder will be treated as described under “Taxation of U.S. Stockholders — Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. stockholder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. stockholder (including any stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is “substantially disproportionate” with respect to the U.S. stockholder, (ii) results in a “complete termination” of the U.S. stockholder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. stockholder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. stockholder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A U.S. stockholder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the stockholder has an interest or that have an interest in such stockholder, as well as any stock the holder has a right to acquire by exercise of an option, which generally would include common stock that could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. stockholder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the conversion. There will be a complete termination of a U.S. stockholder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. stockholder are converted or (ii) all of the shares of our stock actually owned by the U.S. stockholder are converted and the U.S. stockholder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. stockholder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. stockholder’s conversion results in a “meaningful reduction” of the stockholder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. stockholder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. stockholder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “Taxation of U.S. Stockholders — Dividends,” above. After the application of those rules, any remaining tax basis of the U.S. stockholder in the converted common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Disposition or Expiration of Warrants

Except as discussed below with respect to the cashless exercise of a warrant, upon the exercise of a warrant, a U.S. stockholder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. stockholder’s tax basis in the warrant (i.e., the portion of the U.S. stockholder’s purchase price for a unit that is allocated to the warrant, as described above) plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant should begin on the day following the date of exercise (or possibly on the date of exercise) and will not include the period during which the U.S. stockholder held the warrant.

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock.

The tax consequences of a cashless exercise of a warrant (i.e., where a portion of the U.S. stockholder’s warrants are surrendered (the “Surrendered Warrants”) as the exercise price for other warrants to be exercised (the “Exercised Warrants”) as described above under “Description of Securities — Warrants”) are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either tax-free situation, a U.S. stockholder’s basis in the common stock received would equal the U.S. stockholder’s basis in the Surrendered Warrants and the Exercised Warrants. If the cashless exercise were treated as not being a gain recognition event, the U.S. stockholder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant (or possibly on the date of exercise). If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable transaction, and a U.S. stockholder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such holder’s tax basis in the Surrendered Warrants. In this case, a U.S. stockholder’s tax basis in the common stock received should equal the sum of the exercise price deemed paid and the holder’s tax basis in the Exercised Warrants and the holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant (or possibly on the date of exercise).

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Upon the sale, redemption or other taxable disposition of a warrant, a U.S. stockholder will recognize capital gain or loss in an amount equal to the difference between the amount realized (or, if the warrant is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based upon the then fair market value of such warrant) and the U.S. stockholder’s tax basis in the warrant. Such gain or loss will be long-term gain or loss if the U.S. stockholder has held the warrant for more than one year. In the event that a warrant lapses unexercised, a U.S. stockholder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year. The deductibility of a capital loss may be subject to limitations.

Taxation of Non-U.S. Stockholders

Dividends

The dividends on our common stock paid to a non-U.S. stockholder that are not effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Taxable Disposition of

Common Stock” below), we intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

A non-U.S. stockholder that claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. In general, non-U.S. stockholders must provide the withholding agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty. Applicable Treasury regulations provide alternative methods for satisfying this requirement. Under these Treasury regulations, in the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foregoing intermediary or partnership generally must provide an IRS Form W-8IMY (or successor form) and attach thereto an appropriate certification by each beneficial owner or partner. These forms may have to be periodically updated.

Dividends that are effectively connected with a non-U.S. stockholder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-U.S. stockholder in the United States, are subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. stockholder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. In lieu of the certifications described above, the non-U.S. stockholder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI (or successor form). Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. stockholder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. stockholder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Taxable Disposition of Common Stock or Warrants

A non-U.S. stockholder generally will not be subject to United States federal income tax (or withholding thereof) in respect of gain recognized on a disposition that is treated as a sale or exchange of (and not a dividend with respect thereto) of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration of our warrants), unless (i) the gain is effectively connected with a trade or business of the non-U.S. stockholder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. stockholder), (ii) the non-U.S. stockholder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a United States real property holding corporation at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. stockholder held our common stock or warrants. Net gain realized by a non-U.S. stockholder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-U.S. stockholder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. stockholder described in clause (ii) above will be subject to a flat 30% tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. The taxation of non-U.S. stockholders described in clause (iii) is discussed below.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. A corporation will be classified as a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

If we become a United States real property holding corporation, a non-U.S. stockholder will be subject to United States federal income tax in respect of gain recognized on a disposition of our common stock or warrants in the same manner as described above under the caption “Taxation of U.S. Stockholders — Taxable Disposition of Common Stock” or “Taxation of U.S. Stockholders — Exercise, Disposition of Expiration of Warrants”, as applicable. In addition, upon such disposition, the non-U.S. stockholder may be subject to a 10% withholding tax on the amount realized on such disposition. If our common stock is treated as being regularly traded on an established securities market, the tax on dispositions described above would not apply to any non-U.S. stockholder that beneficially owns (actually or constructively), at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. stockholder’s holding period, 5% or less of our common stock or warrants. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. Holders should consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Exercise of Warrants

The characterization for United States federal income tax purposes of a non-U.S. stockholder’s exercise of a warrant generally will correspond to the United States federal income tax characterization of such exercise by a U.S. stockholder, as described under “Taxation of U.S. Stockholders — Exercise, Disposition or Expiration of Warrants” above. To the extent a cashless exercise is treated as a taxable exchange under which gain or loss would be recognized (as described in “Taxation of U.S. Stockholders — Exercise, Disposition or Expiration of Warrants” above), the United States federal income tax treatment of a non-U.S. stockholder’s exercise will generally correspond to the United States federal income tax treatment of a non-U.S. stockholder’s gains recognized on a taxable disposition of our common stock, as described above.

DUE TO THE ABSENCE OF AUTHORITY ON THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT OF LAW. ACCORDINGLY, NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE.

Conversion of Common Stock

The characterization for United States federal income tax purposes of a non-U.S. stockholder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the United States federal income tax characterization of the exercise of such a conversion right by a U.S. stockholder, as described under “Taxation of U.S. Stockholders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. stockholder will be as described above under “Taxation of Non-U.S. Stockholders — Dividends” and “Taxation of Non-U.S. Stockholders — Taxable Disposition of Common Stock or Warrants”, as applicable.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to each stockholder the amount of dividends paid to that stockholder and the tax withheld with respect to those dividends regardless of whether withholding was required. A copy of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which a non-U.S. stockholder is a resident under the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

United States federal backup withholding generally will not apply to payments of dividends or proceeds from the disposition of our common stock or warrants made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder if the stockholder has provided the required certification that the stockholder is not a United States person (usually satisfied by providing an IRS Form W-8BEN or successor form) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the stockholder is a United States person that is not an exempt recipient.

Proceeds from the disposition of shares of common stock or warrants paid to or through the United States office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. stockholder certifies that it is not a United States person under penalties of perjury (usually on an IRS Form W-8BEN or successor form) or otherwise establishes an exemption. Payments of the proceeds from a disposition or redemption effected outside the United States by or through a non-United States broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a stockholder that result in an overpayment of taxes generally will be refunded, or credited against the stockholder’s United States federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNDERWRITING

We intend to offer our units through the underwriter. Subject to the terms and conditions in an underwriting agreement between us and Bear, Stearns & Co. Inc., we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of units listed opposite its name below.

Underwriter	Number of Units

Bear, Stearns & Co. Inc.
Total	35,000,000

The underwriter has agreed to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If the underwriter defaults, the underwriting agreement may be terminated.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

After we consummate a business combination, we intend to use our best efforts to maintain the effectiveness of a registration statement in order to allow exercise of the publicly traded warrants.

Commissions and Discounts

The underwriter has advised us that they propose initially to offer the units to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $           per unit. The underwriter may allow, and the dealers may reallow, a discount not in excess of $           per unit to other dealers. After the public offering, the public offering price, concession and discount may be changed. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

		Without	With
	Per Unit	Option	Option

Public offering price	$10.00	$350,000,000	$402,500,000
Underwriting discount(1)	$0.70	$24,500,000	$28,175,000
Proceeds, before expenses, to us(1)	$9.30	$325,500,000	$374,325,000

(1)	The underwriter has agreed to defer $10,500,000, or $12,075,000 if the underwriter’s over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.0% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions, reduced ratably by the exercise of stockholder conversion rights, shall be released to the underwriter out of the gross proceeds of this offering held in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Upon the consummation of a business combination, the underwriter will be entitled to receive the proceeds attributable to deferred underwriting discounts and commissions held in the trust account, subject to a reduction of $0.30 for each share the holder of which exercises its conversion rights described in the section of this prospectus entitled “Proposed Business — Effecting a Business Combination.” If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders along with any interest accrued thereon.

The expenses of the offering, excluding the underwriting discount and commissions and related fees, are estimated at $1,000,000 million and are payable by us.

Over-Allotment Option

We have granted the underwriter an option exercisable for 30 days from the date of this prospectus to purchase a total of up to 5,250,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely to cover any over-allotments, if any, made in connection with this offering. To the extent the underwriter exercises this option in whole or in part, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional units approximately proportionate to the underwriter’s initial commitment amount reflected in the above table.

If the underwriter sells more units than could be covered by the over-allotment option, a naked short position would be created that can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

No Sales of Similar Securities

Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes and other permitted transfers), the insider warrants will not be transferable until the consummation of a business combination, and the founder shares will not be transferable until 180 days after the consummation of a business combination, in each case at which time such shares of common stock and warrants will be freely transferable (subject to any limitations under applicable securities laws). However, if we engage in a transaction after the consummation of a business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then any transfer restrictions on the founder shares will no longer apply.

We have also agreed that, prior to the consummation of a business combination, we will not issue any shares of common stock, warrants or any other securities convertible into common stock or that vote as a class with our common stock in respect of any proposed extension or business combination, except for securities issued in connection with a financing in which the net proceeds received by us will be used solely to fund the purchase price in connection with the consummation of a business combination.

Offering Price Determination

Before this offering, there was no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriter and us, and were based on our estimate of the capital required to facilitate a business combination. The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our units to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

American Stock Exchange Listing

We intend to apply to have the units listed on the American Stock Exchange under the symbol “          .U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “          ” and “          .W,” respectively.

Discretionary Units

In connection with this offering, the underwriter may allocate units to accounts over which they exercise discretionary authority. The underwriter does not expect to allocate units to discretionary accounts in excess of 5% of the total number of units in this offering.

Sales in Other Jurisdictions

The underwriter may arrange to sell the units in certain jurisdictions outside the United States through affiliates, either directly where they are permitted to do so or through affiliates.

Notice to Prospective Investors in the United Kingdom

This document and any other material in relation to the units described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“qualified investors”), or fewer than 100 natural or legal persons in the United Kingdom other than qualified investors which, in both cases, are also (i) investment professionals falling within Article I9(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order (all such person together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each purchaser of the units acknowledge that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), no offer of units may be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Terms

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriter compensation in connection with this offering

The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Proskauer Rose LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Debevoise & Plimpton LLP, New York, New York is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements of Market Street Acquisition Corp. as of February 27, 2008 and for the period from January 22, 2008 (inception) to February 27, 2008 appearing in this prospectus and registration statement have been audited by Hays & Company LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

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INDEX TO FINANCIAL STATEMENTS

Market Street Acquisition Corp.
(A Development Stage Company)

To the Board of Directors and Stockholders
Market Street Acquisition Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Market Street Acquisition Corp. (a development stage company) as of February 27, 2008 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 22, 2008 (inception) to February 27, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Street Acquisition Corp. (a development stage company) as of February 27, 2008 and the results of its operations and its cash flows for the period from January 22, 2008 (inception) to February 27, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hays & Company LLP

New York, New York
February 28, 2008

Market Street Acquisition Corp.

(A Development Stage Corporation)

BALANCE SHEET

February 27, 2008

ASSETS
Cash	$10,063
Deferred offering costs	12,500

Total assets	$22,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued offering costs	$12,500

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; None issued	—
Common stock, $0.0001 par value; 150,000,000 shares authorized; 10,062,500 shares issued and outstanding	1,006
Additional paid-in capital	9,057

Total stockholders’ equity	10,063

Total liabilities and stockholders’ equity	$22,563

See accompanying notes.

Market Street Acquisition Corp.

(A Development Stage Corporation)

STATEMENT OF OPERATIONS

For the period from
January 22, 2008
(inception) to
February 27, 2008

Expense	$—

Net income	$—

Weighted average shares outstanding (Note 1)	10,062,500

Basic and diluted income per common share	$—

See accompanying notes.

Market Street Acquisition Corp.

(A Development Stage Corporation)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from January 22, 2008 (inception) to February 27, 2008

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Common shares issued at $0.001 per share	10,062,500	$1,006	$9,057	$—	$10,063
Net income	—	—	—	—	—

Balance at February 27, 2008	10,062,500	$1,006	$9,057	$—	$10,063

See accompanying notes.

Market Street Acquisition Corp.

(A Development Stage Corporation)

STATEMENT OF CASH FLOWS

For the period from
January 22, 2008
(inception) to
February 27, 2008

Cash flow from operating activities
Net income	$—
Changes in operating assets and liabilities:
Deferred offering costs	(35,000)
Accrued offering costs	35,000

Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of shares of common stock	10,063

Net increase in cash	10,063
Cash, beginning of period	—

Cash, end of period	$10,063

See accompanying notes.

Market Street Acquisition Corp.

(A Development Stage Corporation)

NOTES TO FINANCIAL STATEMENTS

1.	Organization, Business Operations and Significant Accounting Policies

Market Street Acquisition Corp.  (a development stage corporation) (the “Company”) is a recently formed blank check company organized for the purpose of acquiring, through a merger, capital exchange, stock purchase, asset acquisition, or other similar business combination, one or more operating businesses in the global consumer products and services industry. The Company does not have any specific business combination under consideration and it does not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of up to 35,000,000 units (“Units”), exclusive of over-allotment which is discussed in Note 2 (“Proposed Offering”). Substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination in the global consumer products and services industry, following the Company’s Proposed Offering. The Company’s management has complete discretion in identifying and selecting the target business. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that 98.5% or $344,650,000 of the gross proceeds from the Proposed Offering will be held in a trust account (“Trust Account”) until the earlier of (i) the completion of a Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions, and initial and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. The Company will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights described below.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, if the Company does not consummate a Business Combination within 24 months of the confirmation of the Proposed Offering, the Company will cease to exist except for the purposes of winding up its affairs and liquidating.

All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

If the Company has entered into a definitive agreement relating to a business combination within 24 months from the consummation of the Proposed offering (and if the Company anticipates that it may not be able to consummate a Business Combination within the 24-month period), it may, prior to the expiration of the 24-month period, call a meeting of its stockholders for the purpose of soliciting their approval to amend the Amended and Restated Certificate of Incorporation to extend the date before which the Company must consummate a Business Combination by up to an additional six months to avoid being required to liquidate. If the extended date is approved by holders of a majority of the Company’s outstanding shares of common stock, it would have a total of up to 30 months from the consummation of this offering to consummate a Business Combination. If holders of a majority of the Company’s outstanding shares of common stock vote against the proposed extension to up to 30 months from the consummation of the Proposed Offering, or if holders of 40%

or more of the shares sold in this offering vote against the proposed extension to up to 30 months from the consummation of this offering and elect to convert their shares into a pro rata share of the Trust Account, the Company will not extend the date before which it must consummate a business combination beyond, 24 months from the consummation of the Proposed Offering. In such event, if the Company cannot consummate the Business Combination within such 24-month period, it will be required to liquidate, with the amount remaining in the Trust Account returned to all Public Stockholders.

With respect to a Business Combination which is approved and consummated, the Company will offer each of its Public Stockholders the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination. The per share conversion price will equal the amount then in the Trust Account inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the Trust Account, and amounts permitted to be disbursed for working capital purposes), calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Proposed Offering then outstanding at the time of such conversion. Public Stockholders who convert their stock into their share of the trust account retain their warrants. The Company will not complete any proposed business combination for which our Public Stockholders owning 40% or more of the shares sold in this offering exercise their conversion rights.

Income Per Common Share

Basic income per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The 10,062,500 shares of common stock issued to the Company’s Initial Stockholders were issued for $0.001 per share, which is considerably less than the Proposed Offering per share price. Under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128 and SAB Topic 4:D such shares have been assumed to be retroactively outstanding for the period since inception. There are no potentially dilutive securities at February 27, 2008.

Income Taxes

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of February 27, 2008, these balances are immaterial.

Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to expense if the Proposed Offering is not completed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

SFAS No. 141®, Business Combinations (“SFAS 141(R)”), was issued in December 2007. SFAS 141(R) requires that upon initially obtaining control, an acquirer will recognize 100% of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. Additionally, contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs will be expensed as incurred. SFAS 141(R) also modifies the recognition for preacquisition contingencies, such as environmental or legal issues, restructuring plans and acquired research and development value in purchase accounting. SFAS 141(R) amends SFAS No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. The Company expects to adopt SFAS 141(R) on January 1, 2009. SFAS 141®’s impact on accounting for business combinations is dependent upon acquisitions at that time.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 35,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 5,250,000 units solely to cover the underwriter’s over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the consummation of the Proposed Offering and expiring five years from the consummation of the Proposed Offering. The Company may redeem the Warrants, in whole and not in part, at a price of $.01 per Warrant upon 30 days prior written notice after the Warrants become exercisable, if, and only if, the last sales price of the Company’s common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption. In no event will the registered holders of a warrant be entitled to receive a net cash settlement, or other consideration in lieu of physical settlement in shares of the Company’s common stock, and therefore, in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed in, and Potentially Settled in a Company’s Own Stock, the Company will account for the warrants as equity. The holders of warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payments upon the Company’s liquidation.

3.	Related Party Transactions

The Company has agreed to pay Hayground Cove Asset Management LLC, the Company’s sponsor, $10,000 per month, plus out-of-pocket expenses not to exceed $10,000 per month for services as may be requested by the Company from time to time, commencing on the effective date of the Proposed Offering. The services agreement will terminate upon the consummation of a Business Combination.

Certain of the Company’s officers, directors and its Initial Stockholders are also officers, directors, employees and affiliated entities of Hayground Cove Asset Management LLC.

4.	Stockholders’ Equity

Issuance of Common Stock

The Company issued 10,062,500 shares of common stock to the Initial Stockholders for cash proceeds of $10,063 (the “Founder Shares”). In the event the 5,250,000 over-allotment Units (Note 2) are not issued, the Initial Stockholders will be required to redeem the Founder Shares in an amount sufficient to cause the amount of issued and outstanding Founder Shares to equal 20% of the Company’s aggregate amount of issued and outstanding commons stock after giving effect to the issuance of commons stock in connection with the Proposed Offering.

The Founder Shares are identical to the shares of common stock contained in the units being sold in the Proposed Offering, except that (i) all of the Founder Shares will be subject to a lock-up agreement with the Company’s underwriter and will not be transferable before 180 days after the consummation of a Business Combination, subject to certain limited exceptions, and (ii) the Founder Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed in connection with the warrant subscription described below or otherwise in compliance with securities laws.

Warrant Subscription

Certain of the Initial Stockholders have committed to purchase an aggregate of 9,700,000 warrants (the “insider warrants”) from the Company in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The warrants will be sold for a total purchase price of $9,700,000, or $1.00 per warrant. The private placement is to take place simultaneously with the consummation of the Proposed Offering. Each warrant is exercisable to one share of common stock. The exercise price on the warrants is $7.50. The holders of the insider warrants are entitled, at any time and from time to time, to exercise the insider warrants on a cashless basis at the discretion of the holder. The proceeds from the sale of the insider warrants will be deposited into the Trust Account, and will be part of the funds distributed to the Company’s Public Stockholders in the event the Company is unable to complete a Business Combination or the Public Stockholders exercise their conversion rights.

The insider warrants have terms and provisions that are identical to the warrants contained in the units being sold in the Proposed Offering, except that (i) such insider warrants will be subject to a lock-up agreement with the Company’s underwriter and will not be transferable before the consummation of a Business Combination, subject to certain limited exceptions, (ii) such insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed in connection with the insider private placement or otherwise in compliance with securities laws, (iii) the shares underlying the insider warrants will be non-redeemable so long as the insider warrant holder or its permitted transferees hold them and (iv) the insider warrants are exercisable in the absence of an effective registration statement covering the shares of common stock underlying the warrants and by means of a cashless exercise.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of blank check preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

5.	Indemnifications

The Company has entered into agreements with its directors to provide contractual indemnification in addition to the indemnification provided in its amended and restated certificate of incorporation. The Company believes that these provisions and agreements are necessary to attract qualified directors. The Company’s bylaws also will permit it to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. The Company will purchase a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defence, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until          , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Market Street
Acquisition Corp.

35,000,000 Units

PROSPECTUS

Bear, Stearns & Co. Inc.

          , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Amount to be Paid

SEC registration fee	$15,820
FINRA filing fee	$40,750
American Stock Exchange listing fee	$70,000
Legal fees and expenses	$450,000
Printing and engraving expenses	$100,000
Accounting fees and expenses	$40,000
Miscellaneous expenses(1)	$283,430

Total	$1,000,000

(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs, including reimbursement of advances and expenses to the trustee.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Number of
Stockholder	Shares(1)

Hayground Cove Asset Management LLC	1,762,500
Hayground Cove Institutional Partners LP	599,088
Hayground Cove Overseas Partners Ltd.	3,808,970
Hayground Cove Turbo Fund LP	738,709
Hayground Cove Turbo Fund Ltd.	1,890,411
Hayground Cove Low Beta Fund LP	173,669
Hayground Cove Low Beta Fund Ltd.	147,981
Atlas Master Fund Ltd.	691,172
Andrew Nelson	50,000
Lowell Kwiat	50,000
Guy Oseary	50,000
Mehmet Oz	50,000
H.E. Sheikh Jabor bin Yousef bin Jassim Al-Thani	50,000

(1)	Prior to the consummation of this offering, any directors added to our board of directors will receive up to 50,000 shares of founder shares. Such shares are being held in reserve by Hayground Cove.

Such shares were issued on February 27, 2008 in connection with our organization. Such issuance was made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Specifically, such shares were sold to various limited partnerships and two sophisticated, wealthy individuals, each of whom was an “accredited investor” as defined in Rule 501(a) of the Securities Act. The shares issued to the entities and individuals listed above were sold for an aggregate offering price of $10,063 or at a purchase price of $0.001 per share.

In addition, certain of our initial stockholders have committed to purchase an aggregate of 9,700,000 warrants (the “insider warrants”) at a purchase price of $1.00 per warrant (for an aggregate purchase price of $9,700,000) from us. This purchase will take place on an insider private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to any of the sales described above.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1*	Form of Amended and Restated Certificate of Incorporation
3	.2*	By-laws
4	.1*	Specimen Unit Certificate
4	.2*	Specimen Common Stock Certificate
4	.3*	Specimen Warrant Certificate
4	.4*	Specimen Insider Warrant Certificate
4	.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5	.1*	Opinion of Proskauer Rose LLP
10	.1*	Form of Letter Agreement among the Registrant and the Founding Stockholders
10	.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

Number		Description

10	.3*	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders
10.4		Form of Founder Shares Subscription Agreement
10.5		Warrant Subscription Agreement, dated February 27, 2008 between the Registrant and the sponsor, as purchaser of the insider warrants
10	.6*	Letter Agreement between the Registrant and Hayground Cove Asset Management LLC regarding administrative support
10	.7*	Form of Letter Agreement relating to redemption of shares of common stock between the Registrant, the Underwriter and certain of the Founding Stockholders of the Company
10	.8*	Promissory Note, dated February dated February , 2008, between the Registrant and Hayground Cove Asset Management LLC
10	.9*	Form of Indemnification Agreement between the Registrant and each of the officers and directors
23.1		Consent of Hays & Company LLP
23	.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page of this Registration Statement)
99	.1*	Audit Committee Charter
99	.2*	Code of Ethics

*	To be filed in a subsequent amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to obtain the agreement from its existing stockholders prior to this offering that such stockholders will waive conversion rights with respect to any shares of common stock owned by them, directly or indirectly, in connection with the vote for a proposed business combination. The undersigned registrant undertakes to file such agreement with the Securities and Exchange Commission. Moreover, the undersigned registrant further undertakes to not allow any of the existing stockholders to exercise any conversion rights in connection with a business combination.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on this 3rd day of March, 2008.

MARKET STREET ACQUISITION CORP.

/s/ Jason N. Ader
Name:     Jason N. Ader

Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason N. Ader and Andrew Nelson his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jason N. Ader Jason N. Ader	Chairman of the Board, Chief Executive Officer and President	March 3, 2008
/s/ Andrew Nelson Andrew Nelson	Chief Financial Officer, Treasurer, Controller and Assistant Secretary	March 3, 2008
/s/ Lowell Kwiat Lowell Kwiat	Director	March 3, 2008
/s/ Guy Oseary Guy Oseary	Director	March 3, 2008
/s/ Mehmet Oz Mehmet Oz	Director	March 3, 2008
/s/ H.E. Sheik Jabor bin Yousef bin Jassim Al-Thani H.E. Sheikh Jabor bin Yousef bin	Director	March 3, 2008
Jassim Al-Thani

INDEX TO EXHIBITS

Number		Description

1	.1*	Form of Underwriting Agreement
3	.1*	Form of Amended and Restated Certificate of Incorporation
3	.2*	By-laws
4	.1*	Specimen Unit Certificate
4	.2*	Specimen Common Stock Certificate
4	.3*	Specimen Warrant Certificate
4	.4*	Specimen Insider Warrant Certificate
4	.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5	.1*	Opinion of Proskauer Rose LLP
10	.1*	Form of Letter Agreement among the Registrant and the Founding Stockholders
10	.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust
Company and the Registrant
10	.3*	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders
10.4		Form of Founder Shares Subscription Agreement
10.5		Warrant Subscription Agreement, dated February 27, 2008 between the Registrant and the sponsor, as purchaser of the insider warrants
10	.6*	Letter Agreement between the Registrant and Hayground Cove Asset Management LLC regarding administrative support
10	.7*	Form of Letter Agreement relating to redemption of shares of common stock between the Registrant, the Underwriter and certain of the Founding Stockholders of the Company
10	.8*	Promissory Note, dated February dated February , 2008, between the Registrant and Hayground Cove Asset Management LLC
10	.9*	Form of Indemnification Agreement between the Registrant and each of the officers and directors
23.1		Consent of Hays & Company LLP
23	.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page of this Registration Statement)
99	.1*	Audit Committee Charter
99	.2*	Code of Ethics

*	To be filed in a subsequent amendment.